    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1998
                                                      REGISTRATION NO. 333-34211
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                 AMENDMENT NO. 3
                                    FORM S-1
                       (INITIAL FILING MADE ON FORM SB-2)

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                 BIOSONICS, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

         Pennsylvania                                       3845                          23-2161932
  -------------------------------              ----------------------------           -------------------
  (State or other jurisdiction of              (Primary Standard Industrial            (I.R.S. Employer
   incorporation or organization)              Classification Code Number)            Identification No.)

                               260 New York Drive
                       Fort Washington, Pennsylvania 19034
                                 (215) 646-7100
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                               260 New York Drive
                       Fort Washington, Pennsylvania 19034
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                              --------------------

                              Jack Paller, Chairman
                                 Biosonics, Inc.
                               260 New York Drive
                       Fort Washington, Pennsylvania 19034
                                 (215) 646-7100
                       -----------------------------------
                       (Name, address and telephone number
                              of agent for service)

                              --------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.[X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] ___________.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] ___________.

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] ___________.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                              -------------------

         Registration Fee was paid with the initial filing of this registration statement on August 22, 1997.

                              --------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

                                51,074,420 Shares

                                 BIOSONICS, INC.
                                  Common Stock
                               ($.0001 par value)

                              --------------------

         This Prospectus relates to 51,074,420 shares of Common Stock, $.0001 par value, of Biosonics, Inc. (the "Company" or "Biosonics") that were acquired by certain shareholders of the Company (the "Selling Shareholders") in private transactions. See "Selling Shareholders." Some or all of the shares of Common Stock to which this Prospectus relates may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest to the Selling Shareholders, at public or private sale at prevailing market prices, prices related to prevailing market prices, negotiated prices or fixed prices (and, in the case of sales through brokers, upon payment of normal brokerage commissions). The Company will not receive any proceeds from the sale of the shares of Common Stock offered hereby by the Selling Shareholders.

         The Common Stock of the Company is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. under the symbol "BISN." The last bid price of the Common Stock on the OTC Bulletin Board on February 9, 1998 was $.06 per share.

         THE SHARES OF COMMON STOCK OF THE COMPANY OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

                              --------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

         This Prospectus does not constitute an offer to sell securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

         No person has been authorized by the Company to give any information or to make any representations, other than as contained in this Prospectus, and, if given or made, such information or representations must not be relied upon.

         Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                              --------------------

               The date of this Prospectus is February 12, 1998.

                                TABLE OF CONTENTS

                                                                                         PAGE NO.
                                                                                         --------
Available Information...........................................................................2
Risk Factors....................................................................................3
The Company.....................................................................................9
Selling Shareholders............................................................................9
Plan of Distribution...........................................................................11
Use of Proceeds................................................................................11
Market for Company's Common Stock and Related Shareholder Matters..............................12
Dividend Policy................................................................................12
Capitalization.................................................................................13
Selected Financial Data........................................................................13
Management's Discussion and Analysis of Financial Condition and Results of Operations..........15
Business and Properties........................................................................20
Legal Proceedings..............................................................................28
Management.....................................................................................29
Certain Transactions...........................................................................29
Beneficial Ownership of the Company's Securities...............................................31
Description of the Company's Securities........................................................31
Shares Eligible for Future Sale................................................................32
Disclosure of Commission Position on Indemnification for Securities Act Liabilities............33
Legal Matters..................................................................................33
Experts........................................................................................33
Index to Financial Statements..................................................................34

                              AVAILABLE INFORMATION

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as at the following regional offices of the
Commission: Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Web site that contains such materials at http://www.sec.gov.

         The Company has filed with the Commission in Washington, DC a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933 (the "Act") with respect to the securities covered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed or incorporated as a part thereof. Statements contained herein concerning the provisions of documents filed with, or incorporated by reference in, the Registration Statement as exhibits are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Commission.

         The Company will provide without charge to each person to whom a Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein. Such requests should be addressed to Jack Paller, Chairman, Biosonics, Inc., 260 New York Drive, Fort Washington, Pennsylvania 19034.

                                  RISK FACTORS

         Prospective investors should carefully consider the following factors, in addition to the other information in the Prospectus, before purchasing shares of Common Stock offered by this Prospectus.

         DEVELOPMENT STAGE COMPANY; SUBSTANTIAL LOSSES TO DATE; GOING CONCERN EMPHASIS IN FINANCIAL STATEMENTS. The Company, which was incorporated in 1980, is still in the development stage and has had no substantial sales and no earnings from operations. The Company had a shareholders' deficiency of $2,108,207 as of September 30, 1997, and its net loss from inception to September 30, 1997 equaled $14,512,023. The Company had a net loss for the year ended December 31, 1996 of $777,397 and a net loss for the three months and nine months ended September 30, 1997 of $180,981 and $593,645, respectively. The report of independent auditors on the Company's financial statements for the year ended December 31, 1996 included herein contains an explanatory paragraph concerning the Company's ability to continue as a going concern. The Company expects to incur additional losses unless and until the development, marketing and sale of its products is successful, as to which no assurance is given. The likelihood of the success of the Company must be considered in the light of the problems, expenses, difficulties, complications and delays it has encountered in connection with the development of its technology and the competitive and regulatory environment in which the Company operates, and there can be no assurance that the Company will ever achieve profitability.

         NEED FOR ADDITIONAL FUNDS TO CONTINUE OPERATIONS, PAY EXPENSES AND DEVELOP PRODUCTS; NO ASSURANCE OF AVAILABILITY OF ADDITIONAL FUNDS. At September 30, 1997, the Company had a significant working capital deficiency. The Company needs additional working capital to continue its operations and pay associated expenses, including salary, rent and lease payments, to pay accrued expenses and accounts payable, to develop, test, obtain approvals for and market its products, including the manufacturing and marketing of the Cystotron(TM) and Anotron(R) Incontinence Control Systems. The Company has no commitments for any additional financing, and no assurance exists that any such financing can be obtained on favorable terms, if at all. Any such financing may result in dilution to purchasers of the shares that are offered by this Prospectus and may entail restrictions on the Company's right to declare dividends or on the manner in which the Company conducts its business. If any necessary financing is not obtained, the shareholders of the Company may lose their entire investment.

         POTENTIAL FUTURE DELAYS IN PRODUCT MARKETING DUE TO STRINGENT GOVERNMENT REGULATION. The Company's products are subject to extensive regulation by the U.S. Food and Drug Administration (the "FDA") and, in some jurisdictions, by state and foreign governmental authorities. In particular, the Company must obtain specific clearance or approval from the FDA before it can market new products or certain modified products in the U.S. To date, the Company has obtained FDA marketing clearance through the 510(k) premarket notification process for its Anotron and Cystotron Incontinence Control Systems and has received premarket approval ("PMA") for marketing of its Salitron(R) System. The Company's ability to market such products is subject to the availability of funds. Certain other products, modified existing products and future product applications, however, will require approval or clearance by the FDA. The testing on humans of the Company's devices, and the sale of such devices, are subject to federal and possibly other regulation. Such regulatory processes may be expected to result in delay and additional expense in the future in connection with testing and sale of products for which the Company has not received PMA or 510(k) premarket clearance, modifying existing products and developing future product applications. There is no assurance that all required clearances or approvals for sale of the Company's devices in the U.S. (other than the Salitron System and the initial version of the Anotron and Cystotron Incontinence Control Systems for which PMA approval and 510(k) clearance, respectively, have already been obtained) will be obtained. The process of obtaining 510(k) clearances or PMA can be time consuming and expensive, and there can be no assurance that all clearances or approvals sought by the Company will be granted or that FDA review will not involve delays that would adversely affect the marketing and sale of the Company's products. The Company is required to adhere to applicable regulations setting forth current Good Manufacturing Practices, which require that the Company manufacture its products and maintain its records in a prescribed manner with respect to manufacturing, testing and control activities. In addition, the Company is required to comply with FDA requirements for labeling and promotion of its products. Failure to comply with applicable federal, state or foreign laws or regulations could subject the Company to enforcement action, including product seizures, recalls, withdrawal of clearances or approvals, and civil and criminal penalties, any one or more of which would have a material adverse effect on the Company. Medical device laws and regulations with similar substantive and enforcement provisions are also in effect in many of the foreign countries where the Company may eventually do business. Federal, state and foreign laws and regulations regarding the manufacture and sale of medical devices are subject to future changes. No assurance can be given that such changes will not have a material adverse effect on the Company. See "Business -- Government Regulation."

         NO ASSURANCE OF SUCCESS OF DEVELOPMENT AND MARKETING OF PRODUCTS. There is no assurance that any of the Company's devices will be successfully marketed. None of the Company's systems, including the Salitron System and the Cystotron and Anotron Incontinence Control Systems (or any other products subsequently marketed by the Company) may be accepted or recommended by the medical profession or gain market acceptance. The public may not be interested in the products. There can be no assurance, therefore, that the Company will be able to continue to successfully develop new products, enhance existing products, manufacture these products in a commercially viable manner, obtain required regulatory approvals or gain satisfactory market acceptance for such products.

         REIMBURSEMENT FROM THIRD PARTY PAYORS; LACK OF MEDICARE REIMBURSEMENT APPROVAL FOR SALITRON SYSTEM TO DATE. The Company believes that the overall escalating cost of medical products and services has led and will continue to lead to increased pressures upon the health care industry to reduce the cost of certain products and services, which may include those of the Company. These cost pressures are leading to increased emphasis on the price and cost-effectiveness of any treatment regimen and medical device. In addition, third party payors, such as governmental programs, private insurance plans and managed care plans that are billed by hospitals for such health care services, are increasingly negotiating the prices charged for medical products and services and may deny reimbursement if they determine that a device was not used in accordance with cost-effective treatment methods as determined by the payor, was experimental or was used for an unapproved indication. Although approximately 35 private insurance carriers have reimbursed Biosonics for the use of the Salitron System and Medicaid reimbursement approval has been obtained in four states, there is uncertainty as to whether third party payors will approve or continue to reimburse Biosonics for the devices and whether reimbursement, if approved or continued, will be sufficient for purchasers of the Company's products. Medicaid approvals have been obtained in Kentucky, New Hampshire, New Jersey and Pennsylvania. Medicaid reimbursements, however, have been minimal, resulting in only $2,500 in revenues during 1994, 1995 and 1996. The Company seeks to obtain Medicaid approvals in those states in which sales are made and will be generally denied Medicaid coverage unless it can show that a resident of the state has a specific need for the product. Also, at least one state has denied Medicaid coverage because the Company's product did not meet the lowest cost item or service criteria. On May 23, 1994, a proposed notice was published in the Federal Register by the Federal Health Care Financing Administration ("HCFA") that it intended to disapprove Biosonics' application for Medicare reimbursement for the Salitron System, although no final notice has yet been published. In 1996, Biosonics met with HCFA officials to urge a reevaluation of its intent to disapprove the Company's request for reimbursement approval. In February 1997, HCFA advised Biosonics that it had examined its previous position and concluded that absent additional information, Medicare reimbursement for the Salitron was not warranted under current law. As a result, the Company has engaged a Washington, DC law firm to explore with HCFA the extent of additional information that HCFA will require in order to approve Medicare reimbursement for the Salitron System. HCFA has requested that the Company provide additional data to establish the clinical utility of electrostimulation, to evaluate the long-term effectiveness of electrostimulation and to identify the types of patients who would benefit from the procedure. In late October 1997, the Company submitted additional data to HCFA and is currently waiting for a response from HCFA. Biosonics cannot predict the effect, if any, on the reimbursement from private insurance carriers and Medicaid in the event that HCFA does publish a final notice of non-coverage of the Salitron System for Medicare purposes, and there is a risk that some or all of the Medicaid reimbursement approvals that the Company has obtained would be discontinued in such event. Sales of the Company's devices may be adversely affected by the difficulty of purchasers' obtaining sufficient reimbursement from third party payors. There can be no assurance that the availability of third party reimbursements will continue and that changes in levels of such reimbursement will not adversely affect the profitability of the Company's products.

         RISK OF MATERIAL ADVERSE EFFECT OF ANY PRODUCT LIABILITY CLAIMS. Although the Company carries product liability insurance, there is no assurance that the Company will not be subjected to substantial claims based upon alleged injurious effects from the use of its devices and that its product liability insurance will be maintained, will be available on commercially reasonable rates or in adequate amounts, if at all, or will be adequate to cover any claim made. If the Company does not or cannot maintain its existing or comparable liability insurance, its ability to market its products may be significantly impaired. Product liability claims or product recalls in the future, regardless of their ultimate outcome, could result in costly litigation and could have a material adverse effect on the Company's business or reputation or on its ability to attract and retain customers for its products. See "Business -- Product Liability and Insurance."

         PATENT RIGHTS; NO ASSURANCE OF PROTECTION OF COMPANY'S PROPRIETARY TECHNOLOGY. Although the Company has obtained certain U.S. patents, there is no assurance that the Company's patent rights will adequately protect the Company's proprietary technology. See "Business -- Patents and Trademarks." The Company also obtained foreign patents for its products that have lapsed due to a lack of funds. Litigation, which could be costly and time-consuming, may be necessary to protect the Company's patents, and the invalidation of patents owned by the Company could permit increased competition with potential adverse effects on the Company and its business prospects. Also, there can be no assurance that the Company's products will not infringe patents or proprietary rights of others, or that licensees that might be required for the Company's products would be available on commercially reasonable terms, if at all. Furthermore, no assurance exists that others may not develop or acquire know-how similar to that of the Company. There has been substantial litigation regarding patent and other intellectual property rights in the medical devices industry. Future litigation may be necessary to enforce patent rights belonging to the Company, to protect trade secrets or know-how owned by the Company or to defend the Company against claimed infringement of the rights of others and to determine the scope and validity of the proprietary rights of the Company and others. Any such litigation could result in substantial cost to and diversion of effort by the Company. Adverse determinations in any such litigation could subject the Company to significant liabilities to third parties, could require the Company to seek licenses from third parties and could prevent the Company from manufacturing, selling or using certain of its products, any of which could have a material adverse effect on the Company.

         COMPETITION. The medical devices market is highly competitive. Furthermore, the medical devices market is characterized by rapid product development and technological changes. The Company believes that the Salitron System, used to relieve symptoms associated with Xerostomia, or dry mouth, a condition of Sjogren Syndrome, is the only product that stimulates salivary glands and produces saliva through a natural response of the glands from electrostimulation. The Company is aware of at least three companies that have developed products similar to the Company's products used to treat incontinence, including one company that has developed a product similar to the Cystotron Incontinence Control System. The Company believes that its Cystotron Incontinence Control System will compete effectively with other products due to its portability and its personal use-at-home features. Also, the Company believes that its diagnostic tools and procedures used in conjunction with the Cystotron will enable the product to compete effectively in the market. Biosonics is not aware of any device that would be in direct competition to the BIDDS Glove. It is possible that the Company's products could be rendered obsolete or uneconomical by technological advances by one or more of the Company's current or future competitors. There are other companies engaged in research and development in the medical field, many of which are well established with greater financial and marketing resources than the Company. Some of these companies offer products that address the same or similar medical problems as those addressed by certain of the Company's products. For example, the Company's Cystotron Incontinence Control System competes with products that are intended to maintain incontinence, such as diapers, menstrual pads, drugs and insertable plugs, and other non-electrostimulation products such as retraining devices, muscle exercisers and biofeedback devices. The Company's Salitron System also competes with palliative products such as drugs, hard candy and chewing gum, which may provide temporary relief of, but not treatment for, dry mouth symptoms. One or more companies in the medical device industry might develop products in the future similar to those being developed by the Company and be in the position to market them more successfully than the Company.

         EFFECTIVE CONTROL BY SIGNIFICANT SHAREHOLDERS. Jack Paller, Chairman and Chief Executive Officer of the Company, and International Management & Research Corporation ("IMRC") through its wholly-owned subsidiary IMRC Holdings, Inc. ("IMRCH") own an aggregate of approximately 42% of the Company's outstanding Common Stock. Mr. Paller is also the President, director and major shareholder of IMRC. Accordingly, it is likely that IMRC and Mr. Paller would be able to elect most if not all of the Board of Directors of the Company and have the legal ability to cause the Company to declare or refrain from declaring dividends, to increase the Company's authorized capital, to issue more capital stock and generally to direct the affairs of the Company and control all matters requiring approval by the shareholders of the Company. Also, in recent years, IMRC has acted as the receiving and disbursing agent for all cash receipts and disbursements for the Company. The resulting receivable or payable, as the case may be, is reflected in the Company's balance sheet and cash flow statements as advances to or from affiliates. See the Company's Financial Statements and Notes thereto.

         DEPENDENCE UPON JACK PALLER. At present, the Company is entirely dependent upon Jack Paller, the Chief Executive Officer and the sole officer and director of the Company, and currently has two vacancies on its Board of Directors. The Company has no employment agreement with Mr. Paller and does not carry a key-man life insurance policy with respect to Mr. Paller, who is 69 years old. The Company's future operations will depend, in part, upon its ability to attract and retain highly qualified scientific and management personnel. No assurance exists that the Company will be successful in hiring or retaining qualified scientific or management personnel on acceptable terms.

         SHARES ELIGIBLE FOR FUTURE SALE. Of the 306,364,536 shares of the Company's Common Stock outstanding as of September 30, 1997, approximately 133,183,886 shares, including shares eligible to be sold under Rule 144(k) under the Act, are freely tradeable without restriction or further registration under the Act, unless purchased by "affiliates" of the Company as that term is defined in Rule 144 under the Act. The approximately 173,180,650 remaining shares are restricted securities (the "Restricted Shares"). Of these Restricted Shares, 121,706,230 Restricted Shares are currently eligible to be sold publicly in accordance with Rule 144 under the Act. Of the remaining 51,474,420 Restricted Shares, 51,074,420 Restricted Shares will become eligible for public sale following the effectiveness of this Registration Statement, 100,000 Restricted Shares became eligible for sale in September 1997, and 300,000 Restricted Shares will become eligible for sale in March 1998. Unaffiliated shareholders may, as a general rule, sell their unregistered Common Stock under Rule 144 without limitation on volume after holding such stock for two years under Rule 144(k). IMRCH and Mr. Paller currently own in the aggregate approximately 121,606,230 Restricted Shares that have not been registered under the Act. The Restricted Shares held by IMRCH and Mr. Paller are subject to a securities restriction agreement with the Pennsylvania Securities Commission (the "Securities Restriction Agreement"), which prevents any sales of the Company's Common Stock by either of them at a price of less than $.05 per share. All of the stock subject to the Securities Restriction Agreement has been held for more than one year and, therefore, except as restricted by the Securities Restriction Agreement, may be sold without registration, subject to the volume, current public information and other limitations of Rule 144 under the Act. The Company is unable to estimate the number of Restricted Shares that will be sold under Rule 144 since this will depend in part on the market price of the Common Stock, the personal circumstances of the sellers and other factors. Sales of substantial amounts of the currently unregistered shares could adversely affect the market value of the Company's Common Stock. See "Shares Eligible for Future Sale."

         As of September 30, 1997, the Company had outstanding options to purchase 5,000,000 shares of Common Stock at per share exercise price of $.01, options to purchase 5,000,000 shares of Common Stock at a per share exercise price of $.02 and an option to purchase 250,000 shares of Common Stock at a per share exercise price of $.05. The shares subject to these options, if exercised, would be restricted from resale unless registered under the Act or unless sold under an exemption from the registration requirements of the Act, such as Rule 144.

         RISK OF "PENNY STOCK" REGULATIONS. The Commission has adopted regulations which define a "penny stock" to be an equity security that has a market price (as defined in such regulations) of less than $5.00 per share, subject to certain exceptions. Because the Company's Common Stock may be deemed to be "penny stock" as defined by the Exchange Act and the rules and regulations promulgated thereunder, the rules require the delivery by a broker-dealer prior to the transaction involving "penny stock," unless exempt, of disclosures required by the Commission relating to the "penny stock" market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, information on the limited market in "penny stock" and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers' presumed control over the market. In addition, the broker-dealer must obtain a written acknowledgment from the customer that such disclosure information was provided and must retain such acknowledgment from the customer for at least three years. Further, monthly statements must be sent to the customer disclosing current price information for the "penny stock" held in the account.

         The above-described rules may materially adversely affect the liquidity for the market of the Company's securities. Such rules may also affect the ability of broker-dealers to sell the Company's securities and may impede the ability of holders (including, specifically, purchasers under this prospectus) of the Common Stock to sell such securities in the secondary market.

         UNISSUED DEBENTURES. During the period from October 1989 to January 1990, Biosonics offered to its shareholders the right to subscribe for 11 1/2% convertible subordinated debentures, which offering was terminated by Biosonics prior to completion. The debentures were never issued and, due to lack of funds the $207,000 proceeds of the offering, except for $4,000, were not returned to investors. The sale of the debentures and the issuance of the debentures were not consummated because the total amount that was raised in the offering was not sufficient to justify the Company's having to bear the restrictions under the debentures that would have been imposed upon the Company in future capital raising efforts. In February 1990, the Company informed each of the investors that it would seek to repay the amounts to them as soon as funds became available. In 1990, investors who purchased an aggregate of $16,000 of the debentures converted such amounts into 1,180,000 shares of Common Stock in accordance with the terms of the debentures. As of September 30, 1997 the outstanding principal balance owed by the Company to approximately 50 investors in connection with such debentures is $187,000, of which amount $100,000 is owed to one person, and the total interest owed is $169,728. While the Company intends to repay the principal balance and interest thereon if funds for such purpose become available, the Company is also considering the possibility in the future of offering shares of Common Stock to such investors in exchange for such debt, subject to compliance with state and federal securities laws. There is no assurance that the Company will be able to successfully complete such transaction. If the Company were to remain obligated to pay cash to these investors to reimburse a substantial portion of such amounts, such payments would have an adverse impact on the Company's cash flows, its ability to apply resources to the marketing and production of its products and its financial condition.

         DEBT OWED TO IMRCH AND JACK PALLER. IMRCH and Mr. Paller have loaned money to the Company to fund certain of the Company's operations from time to time pursuant to promissory notes providing for interest at various rates. The principal outstanding amount of the debt owed to Mr. Paller is $90,000, which debt is secured by the Company's assets, including but not limited to the Company's patents. In addition to the debt owed to Mr. Paller described above, the Company is indebted to Mr. Paller for deferred salary in the aggregate amount of $669,500 for the periods through December 31, 1996. See "Management -- Executive Compensation."

         NO DIVIDENDS. The Company has not paid any cash dividends on its Common Stock in the past and does not anticipate paying any dividends in the foreseeable future. See "Dividend Policy."

         LIMITED TRADING MARKET. The Company's Common Stock is currently quoted on the OTC Bulletin Board and trades regularly in such market. There is no assurance that an active trading market will continue to develop in the future or be sustained, that the Company's Common Stock will be traded on a recognized exchange or will continue to be traded on the OTC Bulletin Board or that shareholders will be able to liquidate their investment in the shares at some future time.

         FORWARD-LOOKING STATEMENTS. All statements contained in this Prospectus that are not historical facts, including but not limited to the Company's plans for product development and marketing, are based on current expectations. These statements are forward-looking (as defined in the U.S. Private Securities Litigation Reform Act of 1995 and the Act) in nature and involve a number of risks and uncertainties. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "believe," "estimate" or "continue," or the negative thereof or other variations thereon or comparable terminology. Actual results may vary materially, as discussed in this "Risk Factors" section. The factors that could cause actual results to vary materially include: The availability of capital to finance the Company's operations on terms satisfactory to the Company; the availability of clearances or approvals of the Company's products by federal, state and foreign governmental authorities; the market acceptance of the Company's products; the availability of reimbursement by third party payors, including Medicare reimbursement; product liability claims; the availability of protection of the Company's patents and future litigation relating to protection of its patent, trade secrets and know-how; the Company's dependence on Jack Paller; general business and economic conditions and competition from products that address the same or similar medical problems as those addressed by the Company's products; and other risks that may be described from time to time in the reports that the Company will be required to file with the Commission. The Company cautions potential investors not to place undue reliance on any such forward-looking statements.

                                   THE COMPANY

         The Company has developed electrodiagnostic/therapeutic devices to manage and treat several intractable medical conditions, including nasal/sinus congestion, urinary incontinence and impotence. It has also developed and marketed a product for use in treating extreme dry mouth. The Company's non-invasive, electrodiagnostic/therapeutic systems offer relief and improvement to such distressing disorders without drug-related side effects or the ultimate need for surgery. None of the shares of the Company's Common Stock covered by this Prospectus are being sold by the Company.

         The Company is a Pennsylvania corporation formed in November 1980, and is still a development-stage company. Its principal executive offices are located at 260 New York Drive, Fort Washington, Pennsylvania 19034, and its telephone number is (215) 646-7100.

                              SELLING SHAREHOLDERS

         The shares of the Company's Common Stock covered by this Prospectus (the "Shares") are, or may be, offered by the Selling Shareholders. The names of the Selling Shareholders are set forth in the table below. Except as otherwise indicated, each Selling Shareholder has sole investment and voting power with respect to the Shares listed below.

                                                                                             COMMON STOCK TO
                                                                                             BE BENEFICIALLY
                                        COMMON STOCK              SHARES THAT MAY          OWNED IF ALL SHARES
                                     BENEFICIALLY OWNED             BE OFFERED             THAT MAY BE OFFERED
                                   ON SEPTEMBER 30, 1997             HEREUNDER             HEREUNDER ARE SOLD
                                 --------------------------       ---------------        ------------------------
NAME                               SHARES           PERCENT                                SHARES         PERCENT
----                               ------           -------                                ------         -------
Rafael Amor                         200,000             *              200,000               0               *
Kenneth Baskin                      100,000             *              100,000               0               *
William Batoff, IRA                 100,000             *              100,000               0               *
Robert and Lori Beckman             440,000             *              200,000            240,000            *
Jack Birnholz                       500,000             *              500,000               0               *
David Brent                       1,090,000             *              300,000            790,000            *
Sara Bruckel                      2,500,000             *            2,500,000               0               *
Joseph Cali                       3,300,000           1.1%           3,300,000               0               *
Edward Catton                       400,000             *              400,000               0               *
Lauri Cornell                     1,600,000             *            1,600,000               0               *
Robert Dorsey                       200,000             *              200,000               0               *
Thomas Downs                        360,000             *              250,000               0               *
Kurt Eisenschmid                    500,000             *              500,000               0               *
Yaffan Eliach                       300,000             *              300,000               0               *
Yotau Eliach                        180,700             *              175,220             5,480             *
Joseph Emmanuele                  1,000,000             *            1,000,000               0               *
Jonathan Ferguson                    50,000             *               50,000               0               *

Norman Gaylis                     1,275,500             *            1,250,000             25,500            *
James Gottesman                     130,500             *               30,000            100,500            *
Alan & Lynn Gottleib                400,000             *              250,000            150,000            *
Richard S. Gottleib                 200,000             *              200,000               0               *
Richard Habrukowich               1,411,111             *            1,398,222             12,889            *
Mark Haltzman                       760,000             *              500,000            260,000            *
Elaine Harris                        52,500             *               50,000             2,500             *
Steven and Wendy Hart               250,000             *              250,000               0               *
Edward Hoffman                      628,600             *              628,600               0               *
Lori Hughett                         40,000             *               40,000               0               *
William Kardas                      250,000             *              250,000               0               *
Charles William Lackey              600,000             *              600,000               0               *
LBC Capital Resources               300,000             *              200,000            100,000            *
Edwin Lee                         4,200,600           1.4%           3,940,600            260,000            *
Ezra Levy                           305,667             *              200,000            105,667            *
Todd Liebesfeld                   7,575,000          2.57%           6,075,000           1,500,000           *
Judy McCannon                       210,000             *              210,000               0               *
David Murkenhirn                  8,750,000           2.9%           7,250,000           1,500,000           *
Minna Mukamal                       150,000             *              150,000               0               *
Daniel Murray                     2,400,000             *            2,400,000               0               *
Robert Paller                     2,986,018             *            1,695,000           1,291,018           *
Judy Podwil                         200,000             *              200,000               0               *
James Quinn                         120,000             *              100,000             20,000            *
SB Stocks USA Inc.                  250,000             *              250,000               0               *
Edward & Carolyn
  Schmauder                         500,000             *              500,000               0               *
Benno Silberman                     150,000             *              150,000               0               *
Ray Simonetti                     1,040,000             *            1,040,000               0               *
Gilbert Smigrod                   2,000,000             *            2,000,000               0               *
Jaffa Smigrod                     2,000,000             *            2,000,000               0               *
Evelyn Strongin                     250,000             *              100,000            150,000            *
Kenneth Strongin                    350,000             *              350,000               0               *
Norman Talal                        522,000             *              340,000            182,500            *
Anthony Vicendese                   850,000             *              850,000               0               *
Thomas Villano                      551,778             *              551,778               0               *
James Wayes                         500,000             *              500,000               0               *
Arthur Weiss                      2,500,000             *            1,200,000           1,300,000           *
Donald Whitney                    1,200,110             *            1,200,000              110              *
Robert Wolstenholm                1,000,000             *              500,000            500,000            *
        Total                    59,680,584          19.5%          51,074,420           8,606,164          2.8%

------------------
*Less than 1%.

         None of the Selling Shareholders listed above have held any positions with the Company or have had a material relationship with the Company within the past three years, except that Mark Haltzman has provided legal services to the Company since 1993 and Norman Talal, Norman Gaylis, Jonathon Ferguson, Elaine Harris and James Quinn have served on the Company's Salitron Medical Advisory Board. See "Business - Salitron Medical Advisory Board." Also, Robert Paller, who is an assistant secretary of the Company, is the son of Jack Paller, the Chairman and CEO of the Company. Any pledgees, donees or transferees of or other successors in interest to the Selling Shareholders will be identified in a supplement to this Prospectus. If the number of Shares transferred is material, the new holders of the Shares transferred will also be identified in a post-effective amendment to the Registration Statement.

                              PLAN OF DISTRIBUTION

         The Company has been advised that the distribution of the Shares by the Selling Shareholders, or by pledgees, donees or transferees of or other successors in interest to the Selling Shareholders, may be effected from time to time in one or more transactions (which may involve block transactions) on the OTC Bulletin Board or such other exchange or market in which the Common Stock may from time to time be trading, in negotiated transactions or in a combination of any such transactions. Such transactions may be effected by the Selling Shareholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, including purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus. Such broker-dealers will receive compensation in the form of discounts or commissions from the Selling Shareholders and may receive commissions from the purchasers of Shares for whom such broker-dealers may act as agents (which discounts or commissions from the Selling Shareholders or such purchasers, if in excess of those customary for the types of transactions involved, will be disclosed in a supplemental prospectus).

         Any broker-dealer that participates with the Selling Shareholders in the distribution of Common Stock may be deemed to be an "underwriter" within the meaning of the Act, and any commissions or discounts received by such broker-dealer and any profit on the resale of Shares by such broker-dealer may be deemed to be underwriting discounts and commissions under the Act.

         The costs and expenses of the registration of the Shares will be paid by the Company. These costs and expenses borne by the Company will include, without limitation, all registration and filing fees, blue sky fees, printing expenses and costs of special audits incident to or required by the registration of the Shares.

         As an alternative to the proposed plan of distribution described above, the Selling Shareholders may also sell their respective shares under Rule 144 under the Securities Act, assuming compliance with all of the conditions of Rule 144 by such persons, including the applicable holding period.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the shares of Common Stock offered hereunder by the Selling Shareholders.

                        MARKET FOR COMPANY'S COMMON STOCK
                         AND RELATED SHAREHOLDER MATTERS

                        High Bid    Low Bid
                        --------    -------
   1997
   ----
First Quarter             .075        .045
Second Quarter            .13         .045
Third Quarter             .115        .065
Fourth Quarter            .08         .0475

   1996
   ----
First Quarter           $ .08       $ .025
Second Quarter            .12         .055
Third Quarter             .195        .065
Fourth Quarter            .12         .04

   1995
   ----
First Quarter             .055        .01
Second Quarter            .065        .02
Third Quarter             .05         .01
Fourth Quarter            .042        .01

         The Company's Common Stock is quoted on the OTC Bulletin Board under the symbol "BISN," and has been traded regularly in recent periods. The quotations set forth above reflect inter-dealer prices without mark-up, mark-down or commissions, and may not necessarily represent actual transactions on the OTC Bulletin Board. The Company has not, since its inception, declared any dividends.

         As of September 30, 1997, there were approximately 5,700 record holders of the Company's Common Stock.

                                 DIVIDEND POLICY

         The Company has never paid cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The declaration and payment of future dividends is in the sole discretion of the Board of Directors and their amount, if any, depends upon the earnings, financial condition and capital needs of the Company and certain other factors, including provisions of the Pennsylvania Business Corporation Law of 1988.

                                 CAPITALIZATION

                                                                           AS OF
                                                                    SEPTEMBER 30, 1997
                                                                    ------------------
          Shareholders Deficiency:
                  Common stock: authorized, 750,000,000
                            shares, $.0001 par value;
                            issued and outstanding
                            306,364,536 shares..................... $    30,636
                  Preferred Stock: authorized,
                            10,000,000 shares, no shares
                            issued and outstanding.................        --
                  Capital in excess of par value...................  12,468,180
                  Notes receivable from sale of stock..............     (95,000)
                  Deficit accumulated during
                            development stage...................... (14,512,023)

          Total Shareholders' Deficit..............................  (2,108,207)

                             SELECTED FINANCIAL DATA

         The following selected financial data are derived from the financial statements of the Company. The financial statements for each of the three years in the period ended December 31, 1996, as restated, have been audited by Morris
J. Cohen & Co., P.C., independent auditors. The balance sheet data as of September 30, 1997 and the statement of loss data for the three months and nine months ended September 30, 1997 and 1996 are derived from unaudited financial statements. The unaudited statements include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and results of operations for these periods. Operating results for the three-month and six-month periods are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997. The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company's Financial Statements and Notes thereto, and other financial information included elsewhere herein.

                                                                                   Year Ended December 31,
Statement of Loss Data:                                              1996         1995         1994         1993         1992
-----------------------------------------------------------------------------------------------------------------------------
                                                               (restated)   (restated)
Sales .......................................................   $  40,774    $  62,506    $  21,939    $  30,578    $  26,687
Cost of sales ...............................................      30,208       41,980       17,817       45,461       30,432
                                                                ---------    ---------    ---------    ---------    ---------
Gross profit (loss ..........................................   $  10,566    $  20,526    $   4,122    $ (14,883)   $  (3,745)
Development stage expenses:
         Research and development costs .....................   $  21,500    $  20,117    $   5,160    $   8,669    $   8,866
         Professional fees ..................................     130,050       54,697       49,507      101,750       77,448
         Other development stage expenses ...................     636,488      560,476      338,102      271,048      294,088
                                                                ---------    ---------    ---------    ---------    ---------
            Total development stage expenses ................   $ 788,038    $ 635,290    $ 426,713    $ 329,224    $ 404,624
         Less: Revenue from cost recovery
            program .........................................        -            -            -            -            -
         Net development stage expenses .....................   $ 788,038    $ 635,290    $ 426,713    $ 329,224    $ 404,624
Other income:
         Investment income ..................................   $    -       $    -       $    -       $    -       $    -
         Miscellaneous income ...............................          75         -            -            -            -
         Gain on sale of equipment ..........................        -            -            -              75        2,778
                                                                ---------    ---------    ---------    ---------    ---------
            Total other income ..............................   $      75    $   5,279    $    -       $      75    $   2,778
         Net loss ...........................................   ($777,397)   ($609,485)   ($422,591)   ($344,107)   ($408,294)
                                                                =========    =========    =========    =========    =========
         Loss per common share ..............................       ($.00)       ($.00)       ($.00)       ($.00)       ($.00)
                                                                =========    =========    =========    =========    =========

                                                          Nine Months Ended                         Three Months Ended
                                                          -----------------                         ------------------
                                                September 30, 1997   September 30, 1996   September 30, 1997   September 30, 1996
                                                ------------------   ------------------   ------------------   ------------------
                                                       (unaudited)          (unaudited)          (unaudited)          (unaudited)
Sales .......................................            $  18,679            $  34,911            $   5,129            $   5,786
Cost of sales ...............................               12,459               23,116                4,162                6,950
                                                         ---------            ---------            ---------            ---------
Gross profit (loss) .........................            $   6,220            $  11,795            $     967            $  (1,164)
Development stage expenses:
         Research and development costs .....            $       0            $       0            $       0            $       0
         Professional fees ..................              187,329              109,691               54,740               72,691
         Other development stages
           expenses .........................              416,824              471,091              129,279              250,853
                                                         ---------            ---------            ---------            ---------
         Net development-stage expenses .....            $ 604,153            $ 580,782            $ 184,019            $ 323,544
Other income:
         Investment income and other
           income ...........................            $   4,288            $      75            $   2,071                 --
         Gain on sale of fixed assets .......                 --                   --                   --                   --
                                                         ---------            ---------            ---------            ---------
         Total other income .................            $   4,288            $      75            $   2,071                 --
         Net loss ...........................            ($593,645)           ($568,912)           ($180,981)           ($324,708)
                                                         =========            =========            =========            =========
         Loss per common share ..............                ($.00)               ($.00)               ($.00)               ($.00)
                                                         =========            =========            =========            =========

                                    As of                                 As of December 31,
                            September 30,    ----------------------------------------------------------------------------
Balance Sheet Data:                  1997            1996            1995            1994            1993            1992
                            -------------    ----------------------------------------------------------------------------
                              (unaudited)      (restated)      (restated)
Working Capital (Deficit)    ($2,127,142)    ($2,150,027)    ($2,709,883)    ($2,477,004)    ($2,059,248)    ($1,723,651)
Total Assets                     234,300         174,187         133,650         119,445         125,009         160,803
Total Liabilities              2,342,507       2,300,776       2,810,091       2,574,151       2,157,124       1,848,811
Shareholders' Deficit         (2,108,207)     (2,126,589)     (2,676,441)     (2,454,706)     (2,032,115)     (1,688,008)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

         Biosonics' primary sources of funds to date have been proceeds from the sale of its securities and investment income on such proceeds, including loans and advances for securities purchases through offerings. The Company's financial problems have been long standing. The Company had promoted its Salitron System during the late 1980's and early 1990's, including promotion of the product through independent "dry mouth centers," with the goal of generating enough revenues to assist it with developing marketing programs for the Company's other products. The inability to obtain Medicare approval, however, made it difficult for the Company to receive reimbursement from private insurance carriers and Medicare, although some payments from private insurance carriers and Medicare have been received. The difficulties in obtaining Medicare reimbursement existed both prior and subsequent to HCFA's notice on May 23, 1994 of its intention to disapprove the Company's application for Medicare reimbursement for the Salitron System. See "Business and Properties -- Government Regulation." Of the Company's $40,774 in sales revenues in 1996 and $62,506 in sales revenues in 1995, $5,450 and $6,250, respectively, were received from Medicare and $15,500 and $26,750, respectively, were received from private insurance carriers during those years. Also, revenues from Medicaid in 1996 were only $2,500, and no revenues from Medicaid were received in 1995. Because most of the patients who could use the Salitron System for relief of dry mouth condition are within the Medicare age group, the Company has lost the interest of patients and their physicians in the Salitron System, who have been unwilling to wait during the long process of reimbursement, which in some cases can be as long as one year. Reimbursements from Medicare are processed on a case-by-case basis in which the Company usually is required to go through a lengthy appeals process. The Company's operations, therefore, have been dependent upon sales of its securities, loans and advances, and the Company has had to shift to a marketing strategy for the Cystotron Incontinence Control System, as outlined below under "Plan of Operation for 1998." There can be no assurance, however, that this strategy will be successful or that it can solve the Company's financial problems.

         Although financial information with respect to 1997 is not available as of the date of this Prospectus, the Company believes that its total product sales revenue will be approximately 30% lower than in 1996. No Medicaid payments were received in 1997 and only $1,250 in revenues were received from Medicare in 1997.

         RECENT CAPITAL TRANSACTIONS

         In July 1996, the Company amended its Articles of Corporation pursuant to which the Company increased the authorized number of shares of Common Stock from 250,000,000 shares to 750,000,000 shares. On July 30, 1996, all stock that had been previously purchased but unissued due to the unavailability of shares of authorized Common Stock of the Company were issued. The total number of shares issued was 14,200,000 shares. In addition, all holders of Preferred Stock, including Series A, Series B and Series D, converted their shares of Preferred Stock into Common Stock of the Company pursuant to the formula set forth in their respective preferred stock agreements. The Series D Preferred Stock terms were amended in May 1996 to increase the available Preferred Stock from 5,000 shares to 10,000 shares. The Series B Preferred Stock terms were amended in April 1996 to allow the holders of Series B to convert their stock. The total number of shares of Common Stock issued as a result of the conversion of all the Preferred Stock was 28,725,000 shares, including 7,000,000 shares issued to IMRCH and 4,375,000 shares issued to Jack Paller pursuant to the conversion of their respective shares of Series B Preferred Stock.

         In addition to the foregoing issuances and conversions, in July 1996
(i) the Company issued an aggregate of 300,000 shares of Common Stock to the Salitron Advisory Board and (ii) an aggregate of 280,000 shares of Common Stock were issued to three doctors for medical consulting services rendered. Also, an aggregate of 750,000 shares of Common Stock were issued in August and September 1996 to three outside consultants in connection with financial planning and consulting services provided to the Company. In August 1996, IMRCH transferred 550,000 shares of the Company's Common Stock held by it to two outside consultants for certain advertising and public relations services.

         The Company also issued an aggregate 15,368,820 shares of Common Stock in August 1996 to approximately 25 individuals in conversion of loans. These loans were originally made to IMRC, which then loaned the money to the Company to use for working capital. None of the individuals making the loans were officers, directors or affiliates of the Company. The terms of the loans allowed the loans to be converted into Common Stock of Biosonics held by IMRCH. In consideration of the Company's assuming the obligations under the loans, including the obligation to issue stock upon conversion of the loans, IMRCH transferred to the Company 15,368,820 shares of Biosonics Common Stock owned by IMRCH and canceled the indebtedness owed from the Company to IMRC. In recent years, IMRC has acted as the receiving and disbursing agent for all cash receipts and disbursements for the Company. The resulting receivable or payable is reflected in the Company's balance sheets and cash flow statements as advances to or from affiliates. The Company expects to continue this arrangement through at least early 1998.

         The Company, as of December 31, 1996, owes an aggregate of $150,000 in interest bearing loans, $115,000 of which is payable to Jack Paller, and an aggregate of $138,000 in non-interest bearing loans. In 1989, Biosonics offered to its shareholders the right to subscribe for 11-1/2% convertible subordinated debentures, which offering was terminated by Biosonics prior to completion. The debentures were never issued and, due to a lack of funds, except for $4,000 which was reimbursed to investors in 1990, the proceeds raised were never returned to the investors. In 1990, Biosonics offered the investors the right to convert their debentures into Common Stock, and investors who purchased an aggregate of $16,000 of the debentures converted their debentures into 1,180,000 shares of Common Stock. As of September 30, 1997, the outstanding principal balance of such debt was $187,000 and the accrued interest thereon was $169,728.

         In February 1995, the Company granted to two non-employees options to purchase an aggregate of 10,000,000 shares of Common Stock at an exercise price of $.01 per share. In January and February 1996, the Company granted options to purchase an aggregate of 6,000,000 shares of Common Stock to two non-employees at a purchase price of $.02 per share. These options were issued for services performed on the Company's behalf. In May 1996, the Company granted an option to an employee to purchase 250,000 shares to an employee at an exercise price of $.05 per share. In March 1997, the Company granted options to purchase 500,000 shares of Common Stock to an individual at an exercise price of $.05 per share for services performed on the Company's behalf. Transfer of the shares issuable upon exercise of the options is subject to the registration requirements of the Act or an exemption from such requirements such as Rule 144 under the Act.

         During the quarter ended March 31, 1997, Biosonics issued Common Stock shares as follows: (i) 310,000 shares at $.05 per share for payment of financial consulting services, (ii) 12,000 shares at $.05 per share for payments to Dr. Talal as final payment for his services on the Salitron Advisory Board, (iii) 10,000 shares at $.05 per share for interest payment on one loan established in 1991; and (iv) 5,000,000 shares at $.01 per share plus 1,000,000 shares at $.02 per share were issued to two investors, respectively, in exercise of stock options, for which the Company received promissory notes in the aggregate principal amount of the purchase price of $70,000 and for which such shares are being held as collateral. In June

1997, the Company completed a private offering of 11,130,600 shares of Common Stock at $.05 per share to a limited number of accredited investors for which the Company received an aggregate of $556,530, of which $536,530 was received in cash and $20,000 of which was received in the form of promissory notes. These promissory notes were paid by the accredited investors during the first half of July 1997. Also in June 1997, one person exercised an option to purchase 500,000 shares of Common Stock at a purchase price of $.05 per share, for which the Company received a promissory note in the aggregate principal amount of $25,000 and for which such shares are being held as collateral, and one person was issued 40,200 shares of Common Stock at $.05 per share in payment for services. All shares issued during the quarters ended March 31, 1997 and June 30, 1997 are restricted and may not be sold except in accordance with the registration requirements under the Act or an exemption from such requirements such as Rule 144.

         Except for 500,000 shares, all of the shares issued by the Company from September 1996 through June 1997 are being registered for such persons as Selling Shareholders under this Prospectus.

         In 1996, the Company had net positive cash flow from financing activities of $365,000. This consisted of $515,000 from the issuance of preferred and common stock, $40,000 received as subscriptions for stock to be issued in a private placement, $45,000 raised from the issuance of notes payable which were subsequently repaid. The repayment of IMRC notes payable totaling $235,000 offset these receipts. The Company had negative cash flow from operating activities of $365,000.

         In 1995, the Company had positive cash flow from financing activities of $310,000, consisting of $300,000 received from the sale of preferred stock and $10,000 from the issuance of a note, payable to IMRC. The Company expended $31,261 for capital expenditures in connection with computer and telephone equipment and had negative cash flow from operating activities of $278,739.

         In 1994, the Company received $240,544 from the proceeds of notes payable to IMRC. The Company had negative cash flows from operations of $240,544.

         PLAN OF OPERATION FOR 1998

         Biosonics will require additional funds, estimated to be approximately $3.0 million in the immediate future to continue its operations and implement current manufacturing and marketing plans. The Company has completed a tentative marketing plan for the Cystotron product. This plan includes matters relating to the manufacturing and sales of the devices as well as the production of a six-month marketing study for the product. The purpose of the study is to provide further data for physicians to assist them in deciding whether to prescribe the Cystotron System for their patients. In connection with this tentative marketing plan, the Company has recently added an engineer to its staff to review and implement a manufacturing bid process for the product. It is intended that this engineer will also review the Company's other products in connection with the possible updating of the technology associated with such products. The Company is also planning to develop a strategy to market its products in the international market. For example, the Company is looking to hire a consultant to proceed with bringing the Salitron, Cystotron and Anotron devices to the international market. In connection with such strategy, the Company attended an international conference in late 1997.

         The bid process in connection with the manufacturing of the Cystotron product is expected to result in a bid being awarded in early in 1998. The "manufacturing bid process" consists of the Company's generating a "request for proposal" document, which sets forth the manufacturing, quality assurance and other particulars regarding the Cystotron and the completion of turnkey manufacturing, i.e., full assembly, packaging and labeling of the product. The Company will also supply drawings for the bidder to review.

The Company is in the process of completing the "request for proposal" documentation. Once bid packages are distributed to potential bidders, each prospective manufacturer of the Cystotron will be requested to bid on the project by a specified date. The Company will review the bids based upon the price, service and qualifications of the respective manufacturers and award the project to the manufacturer selected by the Company as a result of this process. The manufacturer will then have the responsibility to produce the product within the outlined time frame, in accordance with the specifications provided by the Company in compliance with applicable regulations. In connection with the Company's marketing efforts in connection with the Cystotron, the Company is planning to establish a medical board of advisors to perform the above-described six-month study of the Cystotron product.

         The Company's anticipated funding needs in connection with the implementation of the marketing plan result from the following breakdown:

                     Allocation Item                                         Funds Required
                     ---------------                                         --------------
     Operating costs                                                            $750,000
     Manufacturing costs for 1,000 units (with accessories)                      450,000
     Finder's fees for approximately $2.0 million international                  100,000
            distributorship arrangement (does not include any
             fees and expenses to be negotiated with distributor)

     Cystotron Advisory Board fees                                                60,000
     Marketing study with 500 women                                            1,000,000
     Marketing and advertising costs for Cystotron                               375,000
     Seminar for physicians (post study)                                         250,000
                                                                              ----------

                        Total                                                 $2,985,000

         The above numbers are estimated based on certain compilations of expenses. Operating costs are estimated based on certain staff, office space, equipment and professional fees required for administrating the Company in 1998 in connection with its proposed plan of operation. Manufacturing costs are based on estimated costs from manufacturers to produce the Cystotron System and accessories, for services required for the marketing study and for sales in 1998. The finder's fee is the anticipated cost of paying the Company's consultant to generate a $2 million arrangement for European distribution. These costs do not include any additional expenses that may be incurred in connection with exporting and acquiring the European CE Mark required for importing to Europe, and the Company believes that these additional fees will be negotiated as part of the distributor contract. The Cystotron Advisory Board fee is based upon an estimate provided by the proposed head of such board. The $1.0 million estimated for the marketing study includes fees to the physicians for their study of patients as well as nursing staff, biostatisticians and laboratory costs to be incurred to produce the results of the study. Marketing and advertising costs for the Cystotron are estimated amounts derived in connection with publication advertising and TV/cable/radio advertising, for introducing the product to the public. The seminar/symposium for the physicians at the end of the study will be the Company's method of verifying the product's efficacy to the medical community, inasmuch as the Company's products must be prescribed by a physician prior to sale. These estimated costs are for printing expenses, location and media required for the symposium. The foregoing analysis was prepared based on Management's estimates. There is no assurance that the estimated expenses will not exceed these amounts or that the Company will be able to successfully implement the marketing plan.

         Depending on the Company's ability to raise additional funds to commence and implement its marketing plan for the Cystotron product and the establishment of the market study and a sales team for the product, of which there can be no assurance, the Company anticipates that sales of the product will commence in the latter part of 1998.

         The Company believes that the amount of revenue that could be generated from sales of its existing inventory is approximately $375,000. The Company has current inventory for the Salitron System, but none for the Cystotron System. The Company believes that this existing inventory is not obsolete and that the Company can sell and ship such units after testing the equipment. Therefore, the bulk of the additional funds to arrive at the $3.0 million to continue its operations and implement the manufacturing and marketing plan will need to be derived from other sources, including the following: (i) private or public offering of securities in early 1998; (ii) sales from off-shore marketing arrangements of the Company's Cystotron Incontinence Control System to be negotiated and (iii) other joint ventures or domestic distribution of product.

         If the Company cannot obtain the approximately $3.0 million it believes will be necessary to implement the proposed Cystotron marketing plan, the Company will need to find other sources for funds, such as other joint ventures or strategic partnerships or the sale of the rights, including patent rights, to one or two of its products (e.g., the Salitron System).

         Biosonics does not have any material commitments for capital expenditures, although management is considering making capital expenditures during 1998 in connection with the manufacturing of the Cystotron System, if funds become available, as described above. The extent of the development or testing, if any, of Biosonics' other devices will depend on the availability of funds, and there is no assurance that development or testing of the devices will occur or be successful.

RESULTS OF OPERATIONS

         Biosonics' net development stage expenses increased $152,748, or 24%, in 1996 as compared to 1995 primarily due to arrangements with consultants for the Company in the areas of public relations and as medical advisors, and one-time expenses incurred in connection with the Company's special shareholders meeting. Professional fees were increased due to the special shareholders meeting and a retainer was paid to the new attorneys hired as counsel to the Company with respect to securities-related issues.

         Product sales decreased to $40,774 in 1996 as compared to $62,506 in 1995 as a result of the discontinuance of the marketing program of the Salitron System due to lack of funds.

         The lack of investment income during 1996 and 1994 reflects the absence of funds available for investment, and the increase in 1995 as compared to 1996 and 1994 was due to Biosonics' private offering of its Preferred Stock in 1995. During 1996 and 1995, Biosonics concentrated its efforts and resources on obtaining Medicare approval of the Salitron System, which has not been obtained. See "Business - Third-Party Reimbursement."

         Biosonics' professional fees consist primarily of legal, accounting and consulting fees. Other development stage expenses include primarily salaries, rent, supplies, transfer agent fees, manufacturing, marketing, public relations and travel expenses.

         Net development-stage expenses for the nine and three months ended September 30, 1997 of $604,153 and $184,019, respectively, were slightly higher than those for the comparable nine-month period of 1996 of $580,782, but lower than those for the comparable three-month period of 1996 of $323,544 due to funds spent in the comparable 1996 period relating to the Company's special shareholders meeting held in July 1996. Other development stage expenses include primarily salaries, rent, supplies, transfer agent fees, manufacturing, marketing, public relations and travel expenses.

         The Company's professional fees for the nine months ended September 30, 1997 of $187,329 were higher than the professional fees of $109,691 for the same period in 1996 due to increased legal, accounting and consulting expenses incurred in connection with the preparation and filing of the Company's registration statement under the federal securities laws and its continued efforts to gain approval of its application for Medicare reimbursement with HCFA. The Company's professional fees for the three months ended September 30, 1997 of $54,740 were lower compared to professional fees for the three months ended September 30, 1996 of $72,691 due to extra accounting and legal expenses incurred in connection with the Company's special shareholders meeting in July 1996. The Company's sales for the nine and three months ended September 30, 1997 were $18,679 and $5,129, respectively, as compared to $34,911 and $5,786, respectively, for the same periods of 1996. The decrease in sales resulted primarily from not having available funds to continue the marketing program for its Salitron System.

         Jack Paller, President and CEO of the Company, has loaned money to fund certain of the Company's operations from time to time. The principal amount of a secured note payable to Mr. Paller is currently $90,000 bearing interest at the prime rate plus 1.5% per annum. This is note is secured by the Company's assets, including, but not limited to, the Company's patents. See "Certain Transactions." Also, other vendors of the Company have recorded judgments or liens against the Company in the aggregate amount of $257,526.

         The Company believes there will be no significant adverse impact from inflation and changing prices on the Company's operations.

IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS

         EARNINGS PER SHARE

         In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share." SFAS No. 128 will be effective for years ending after December 15, 1997, and will require companies to report basic earnings per share, as well as diluted earnings per share. As the Company has incurred operating losses since its inception, the Company will not be required to compute diluted earnings per share, and there will be no impact on the Company's financial statements from this pronouncement.

         INFORMATION ABOUT CAPITAL STRUCTURE

         In February 1997, the Financial Accounting Standards Board issued SFAS No. 129, "Disclosure of Information about Capital Structure." SFAS No. 129 will be effective for years ending after December 15, 1997, and will require certain disclosures regarding companies' capital structures. As these disclosures were already required for companies whose securities were publicly traded, this pronouncement will have no effect on the Company's financial statements.

                             BUSINESS AND PROPERTIES

GENERAL

         Biosonics was incorporated in Pennsylvania in November 1980 as a subsidiary of IMRC. Since its inception, the Company has been involved in the development and marketing of electrotherapeutic and diagnostic devices to manage and treat several intractable medical conditions, including extreme dry mouth, nasal/sinus congestion, urinary/fecal incontinence and impotence. The Company's non-evasive, electrotherapeutic and diagnostic devices offer relief from and improvement to such distressing disorders without drug related side effects or the ultimate need for surgery. The Company has received six patents on its devices. Furthermore, the Company has received FDA approval or clearance for marketing the Salitron (dry mouth), Cystotron (urinary incontinence), Anotron (fecal incontinence) and the BIDDS Glove (diagnostic tool).

         The Company's initial focus was on the marketing of the Salitron, a device which induces salivation in certain persons who otherwise do not salivate normally. Recently, Biosonics has decided to concentrate its resources on marketing the Cystotron device for urinary incontinence.

PRODUCTS

         The Company has developed various electrotherapeutic devices, six of which have been patented, and four of which have received FDA 510(k) clearance or PMA approval for marketing. The electro-therapeutic technology developed by the Company is based on the stimulation of nerves using the body's natural resources, to create a positive response in malfunctioning body organs and systems. All of the Company's developed devices are portable, battery-operated, non-surgical and non-invasive, and the Company believes that to date such devices have had no adverse side effect in any active user.

         The Company has not manufactured any of its products during the past ten years and has made sales during 1996 and 1997 from existing inventory, consisting of Salitron System units and accessories. The Company believes it can sell and ship Salitron System units from this inventory after testing the equipment, and it believes that such sales could generate approximately $375,000 in revenue, although there can be no assurance that the Company will be able to effect such sales.

         Biosonics will require additional funds, estimated to be approximately $3.0 million in the immediate future to continue its operations and implement current manufacturing and marketing plans. For a description of such plans, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Plan of Operation for 1998."

         The manufacturing of the Company's devices will be subject to regulatory requirements as outlined in "Governmental Regulation" herein and also to the availability of funds for such purposes. Biosonics warrants that its devices will be free from malfunction caused by manufacturing defects for 12 months from the date of purchase.

         SALITRON. This device induces salivation in certain persons who otherwise do not salivate normally. Lack of normal salivation can be caused by Sjogrens Syndrome (an autoimmune disease), other diseases, medication, radiation, surgery or aging. U.S. Patent No. 4,519,400, covering the method for stimulating salivation utilized by a prior concept for the Salitron System, was issued to Biosonics on May 28, 1985. Biosonics believes, although there is no assurance, that the current versions of the Salitron are protected by such patent. U.S. Patent No. 4,637,405, covering the apparatus utilizing that prior concept, was issued to Biosonics on January 20, 1987. Biosonics also was issued parallel patents by seven foreign countries, although such foreign patents have lapsed due to a lack of funds. FDA clearance for commercial sale was received through a PMA approval application process in May 1988 for use in treating patients with dry mouth secondary to Sjogrens Syndrome.

         In 1988, Biosonics commenced marketing the Salitron through five "Dry Mouth Centers" that were owned by independent third parties. Centers were opened in Philadelphia, Pennsylvania; North Miami Beach, Florida; Baltimore, Maryland; Fairfield, Connecticut; and Denver, Colorado, and a center controlled by Biosonics was opened in Milwaukee, Wisconsin. The independent dry mouth centers were granted the exclusive marketing and distribution rights in their respective territories. In 1990, however, as a result of the failure of the dry mouth centers to meet minimum purchase requirements, Biosonics decided to discontinue the centers.

         Biosonics has lacked the necessary funds to implement a marketing program for any of its devices. Biosonics' initial marketing efforts were for the Salitron and involved efforts to obtain Medicare reimbursement for the Salitron. On May 23, 1994, a proposed notice was published in the Federal Register by the HCFA that it intended to disapprove Biosonics' application for Medicare, although no final notice has yet been published. In 1996, Biosonics met with HCFA officials to urge a reevaluation of its intent to disapprove the Company's request for reimbursement approval. In February 1997, HCFA advised Biosonics that it had examined its previous position and concluded that absent additional information, Medicare reimbursement for the Salitron was not warranted under current law. As a result, the Company has engaged a Washington DC law firm to explore with HCFA the extent of additional information that HCFA will require. Approximately 35 private insurance carriers have reimbursed Biosonics for patients' use of the Salitron and Medicaid reimbursement approval has been obtained in four states. There is no assurance that such reimbursement will continue to be available or will be at price levels sufficient to realize an appropriate return to Biosonics. Further, Biosonics cannot predict the effect, if any, on the reimbursement from the private plans and Medicaid in the event that HCFA does publish a final notice of non-coverage of the Salitron system for Medicare purposes, and there is a risk that some or all of the Medicaid reimbursement could be discontinued in such event.

         Biosonics has been directing the marketing of the Salitron to rheumotologists, ear nose and throat specialists, and dentists. Under this program each physician and dentist is supplied with a Salitron, training materials along with a video, and asked to test their patients who suffer from dry mouth. This marketing effort was put on hold, however, because too many potential patients are Medicare age who cannot afford to purchase the Salitron without Medicare coverage.

         CYSTOTRON AND ANOTRON SYSTEMS. These devices counteract urinary (Cystotron) and fecal (Anotron) incontinence. The Cystotron and Anotron have been cleared for sale by the FDA under two separate 510(k) submissions. See "Governmental Regulation," below. Biosonics has received a patent covering the Cystotron and Anotron and the method of treatment of incontinence utilized by these devices (U.S. Patent No. 5,117,840).


         BIDDS GLOVE. This diagnostic tool is a modified surgical grade latex glove on which is imprinted specialized electronic circuitry. The BIDDS Glove is intended to be utilized in connection with certain of Biosonics' therapeutic devices as a means of delivering or receiving electrical energy to or from the patient. The market for the BIDDS Glove is, therefore, largely co-extensive with the markets for the Company's other products. Biosonics was issued a United States patent (U.S. Patent No. 4,510,939) covering a prototype version of the BIDDS Glove on April 16, 1985 and was issued a United States patent (U.S. Patent No. 4,765,343) covering the current version of the BIDDS Glove on August 23, 1988. The modified version is referred to as the BIDDS Glove II. Although several foreign patents in favor of the BIDDS Glove were issued, Biosonics has allowed them to lapse due to lack of funds.

         Subject to the availability of funding, the Company intends to market the BIDDS Glove as a diagnostic tool for the physicians use in testing the patients. This test is designed to help the physician determine whether the patient has the ability respond positively to the Company's therapeutic devices, such as the Cystotron, Anotron and MEGS. The Company also intends to use the BIDDS Glove in the studies outlined above regarding the Cystotron and Anotron Systems.

         MEGS. The MEGS(TM) (Male Electronic Genital Stimulator) is a device designed to counteract male impotence. On September 24, 1985, Biosonics was issued a United States patent (U.S. Patent No. 4,542,753) covering the method and apparatus for stimulating erections utilized by the MEGS Stimulator. Although several foreign patents were obtained, Biosonics allowed them to lapse due to lack of funds. Biosonics has also received a patent (U.S. Patent No. 4,663,102) covering methods for making certain components of the MEGS Stimulator. Further clinical studies are necessary before this device can be submitted to the FDA for marketing clearance or approval.

         NASOTRON. The Nasotron(TM) is a self-contained non-surgical device intended to clear obstructed nasal-sinus passages, thereby countering pollen responses and other allergies and postnasal problems without the use of drugs. Biosonics has received United States Patent No. 4,590,942 with respect to the Nasotron. Although several foreign patents were obtained, these patents have lapsed due to lack of funds. Subject to the availability of additional funding, Biosonics plans to commence dosage studies for the Nasotron on patients to determine the optimal intensity and duration of the electronic impulse. After completion of the dosage study, assuming funds are available, it is intended that a double-blind clinical study performed under protocols acceptable to the FDA be conducted and submitted to the FDA for approval prior to the commercial sale of the Nasotron.

         OTHER DEVICES. In addition to the products outlined above, Biosonics has begun development or may in the future begin the development of other medical devices. Additional funds will be required to further the development, patent and submission for FDA approval of these devices. Biosonics is developing the Vagitron(TM), which is a device designed to stimulate vaginal secretions in women with vaginal secretory deficiencies and to aid normal sexual function. The Immunotron(TM) is a device designed to influence the cerebral nervous system to activate the body's immune system. Other devices in development stages are intended to reduce cancerous cells in certain tumors in conjunction with chemotherapy and a device intended to accelerate wound healing by stimulating cell migration.

         Biosonics believes that it will be required to raise substantial additional capital through the issuance of equity and/or debt securities in order to finance continuing research and development, regulatory approval, marketing, manufacturing and other activities related to the successful marketing and sale of the devices described above. There is no assurance that such additional financing will be available on terms acceptable to it in the future. No substantial development of any additional devices has occurred to date and there is no assurance that any such development will be commenced or, if commenced, will be successfully completed.

PATENTS AND TRADEMARKS

         The Company has a number of patents and trademarks with respect to its devices, although there is no assurance that such rights will be adequate to protect the Company's proprietary technology. See"Risk Factors -- Patent Rights, No Assurance of Protection of Company's Proprietary Technology." The following is a description of the Company's patent rights in their relative order of importance:

                        PATENT NO.                        DESCRIPTION                            EXPIRATION DATE
                        ----------                        -----------                            ---------------
                        4,519,400                         Method for stimulating                       2002
                                                          salivation used in connection
                                                          with Salitron System

                        4,637,405                         Application for stimulating                  2004
                                                          salivation used in connection
                                                          with the Salitron System

                        5,117,840                         Sphincter Training System used               2009
                                                          in connection with the Anotron
                                                          and Cystotron Incontinence
                                                          Control System

                        4,765,343                         Application for transferring                 2005
                                                          electric energy to/from living
                                                          tissue used in connection with
                                                          the BIDDS Glove diagnostic
                                                          tool

                        4,542,753                         Application and method for                   2002
                                                          stimulating penile erectile
                                                          tissue used in connection with the
                                                          Company's MEGS device

                        4,663,102                         Method of making a body                      2004
                                                          member for use in genital
                                                          stimulation used in connection
                                                          with the Company's MEGS device

                        4,590,942                         Application and Method for
                                                          inhibiting nasal secretions                  2003

         The Company's registered trademarks are "Anotron," "Biosonics" and "Salitron," which expire in 2007, 2008 and 2009, respectively.

GOVERNMENTAL REGULATION

         Biosonics' products are subject to extensive government regulation in the United States and in other countries. In order to test, produce and market products for use in the treatment of humans, Biosonics must first comply with mandatory procedures and safety standards established by the FDA and comparable state and foreign regulatory agencies. The Food, Drug and Cosmetic Act (the "FDC Act") requires premarket clearance or premarket approval by the FDA prior to commercialization of medical devices. Pursuant to the FDC Act, the FDA regulates the manufacture, distribution and production of medical devices in the United States.

         Before a new device can be introduced into the market, the manufacturer generally must obtain FDA clearance through either a 510(k) premarket notification or a premarket approval application ("PMA"). A 510(k) clearance is only available for devices which are "substantially equivalent" to devices that have been previously approved by the FDA. The principal purpose of the 510(k) procedure is to avoid costly and time-consuming clinical tests of devices that have already been proven safe and effective by others. Applicants under the 510(k) procedure must prove that the device for which approval is sought is substantially equivalent to a device on the market prior to the Medical Device Amendments of 1976, or a device approved thereafter pursuant to the 510(k) procedure.

         A PMA must be filed if the proposed device does not satisfy the foregoing conditions relating to the 510(k) procedure. The PMA procedure is more complex, time-consuming and costly than the 510(k) procedure. In general, the PMA procedure requires extensive clinical testing to determine the safety, efficacy and potential hazards of the medical device. In order to obtain permission to conduct human clinical studies under the PMA procedure, the manufacturer is required to obtain an Investigational Device Exemption ("IDE") from the FDA. If the IDE application is approved, human clinical trials may begin at a specific number of investigational sites with a minimum specific number of patients, as approved by the FDA. The clinical trials must be conducted under the auspices of an independent Institutional Review Board ("IRB") established pursuant to FDA regulations. Upon the completion of all required testing under the IDE, substantial proof of safety and efficacy must be submitted to the FDA before the final PMA will be granted. The PMA process can be expensive, uncertain and lengthy, frequently requiring from one to several years from the date the PMA is accepted by the FDA. If granted, the PMA approval may include significant limitations on the indicated uses for which a product may be marketed and may require inspection of the manufacturing facility to ensure compliance with the FDA's requirements.

         Biosonics' clinical testing of its Salitron System was conducted pursuant to IDEs obtained through IRBs. In May 1988, Biosonics received FDA approval for the sale of the Salitron System. Biosonics received approval from the FDA in November 1986 to sell the Anotron and Cystotron Incontinence Control System under separate 510(k) notification submissions.

         Biosonics has not obtained 510(k) clearance or PMA for any of its other devices. Delays or the failure to receive such clearance or approval of such devices could have an adverse impact on Biosonics.

         Devices which have been developed by Biosonics, but which have not been approved for commercial distribution in the United States, may be exported if the FDA approves a request from Biosonics for permission for export. The FDA requires that Biosonics obtain approval from the foreign country to which the device will be exported and comply with the laws of the foreign country. Nonetheless, the FDA could still deny permission to export if it determines that export is contrary to public health and safety. Biosonics has not submitted such a request to the FDA for the export of its products, and no decision has yet been made whether it will do so in the near future.

         Biosonics is also required to register with the FDA as a device manufacturer. In addition, the Company is required to comply with the FDA's Good Manufacturing Practices regulations. The FDA has authority to conduct detailed inspections of manufacturing plants, to establish "good manufacturing practices" which must be followed in the manufacture of medical devices, to require periodic reporting of product defects to the FDA, to take regulatory actions against devices that are adulterated and/or misbranded, and to pursue actions in federal court against companies or individuals that violate the FDC Act. The medical device reporting regulations require the Company to provide information to the FDA whenever there is evidence to reasonably suggest that one of its devices may have caused or contributed to death or serious injury, or that there has occurred a malfunction that would be likely to cause or contribute to death or serious injury if the malfunction were to recur.

         The Safe Medical Device Act of 1990 (the "SMD Act") affects medical device manufacturers in several areas, including post-market surveillance and device tracking procedures. The SMD Act gives the FDA expanded emergency recall authority, requires the submission of a summary of the safety and effectiveness in the 510(k) process and adds design validation as a requirement of good manufacturing practices. The SMD Act also requires all manufacturers to conduct post-market surveillance on devices that potentially present a serious risk to human health, and requires manufacturers of certain devices to adopt device tracking methods to enable patients to receive required notices pertaining to such devices they receive. Management does not believe that the SMD Act will have a material impact on Biosonics or its operations.

         Federal law preempts states or their political subdivisions from regulating medical devices. Upon application, the FDA may permit state or local regulation of medical devices which is either more stringent than federal regulations or is required because of compelling local conditions. Biosonics does not anticipate that any state or local requirements which may be exempted from preemption will have a materially adverse effect on Biosonics financial condition or operations. However, there is no assurance that, in the future, state or local requirements may not have a substantial effect on Biosonics. If Biosonics seeks to market its devices outside of the United States, Biosonics may also be subject to regulation by foreign governments.

         Health care reform is an area of national attention. If reform measures are adopted, they could adversely affect the pricing of diagnostic and therapeutic devices in the United States or the amount of reimbursement available from third-party insurers. The impact of these measures upon Biosonics cannot be predicted.

THIRD PARTY REIMBURSEMENT

         The Company believes that the overall escalating cost of medical products and services has led and will continue to lead to increased pressures upon the health care industry to reduce the cost of certain products and services, which may include those of the Company. These cost pressures are leading to increased emphasis on the price and cost-effectiveness of any treatment regimen and medical device. In addition, third party payors, such as governmental programs, private insurance plans and managed care plans that are billed by hospitals for such health care services, are increasingly negotiating the prices charged for medical products and services and may deny reimbursement if they determine that a device was not used in accordance with cost-effective treatment methods as determined by the payor, was experimental or was used for an unapproved indication.

         As stated previously, on May 23, 1994, a proposed Notice was published in the Federal Register by HCFA that it intended to disapprove Biosonics' application for Medicare, although no final notice has yet been published. In 1996, Biosonics met with HCFA officials to urge a reevaluation of its intent to disapprove the Company's request for reimbursement approval. In February 1997, HCFA advised Biosonics that it had examined its previous position and concluded that absent additional information, Medicare reimbursement for the Salitron was not warranted under current law. As a result, the Company has engaged a Washington DC law firm to explore with HCFA the extent of additional information that HCFA will require. Approximately 35 private carriers have reimbursed Biosonics for patients' use of the Salitron System and Medicaid reimbursement approval has been obtained in four states. The Company seeks to obtain Medicaid approvals in those states in which sales are made. Medicaid approvals have been obtained in Kentucky, New Hampshire, New Jersey and Pennsylvania. Medicaid reimbursements, however, have been minimal, resulting in only $2,500 in revenues during 1994, 1995 and 1996. The Company seeks to obtain Medicaid approvals in those states in which sales are made and will be generally denied Medicaid coverage unless it can show that a resident of the state has a specific need for the product. Also, at least one state has denied Medicaid coverage because the Company's product did not meet the lowest cost item or service criteria. There is no assurance that such reimbursement will continue to be available or will be at price levels sufficient to realize an appropriate return to Biosonics. Further, Biosonics cannot predict the effect, if any, on the reimbursement from the private plans and Medicaid in the event that HCFA does publish a final notice of non-coverage of the Salitron system for Medicare purposes, and there is a risk that some or all of the Medicaid reimbursement could be discontinued in such event.

COMPETITION

         The medical devices market is highly competitive. Furthermore, the medical devices market is characterized by rapid product development and technological changes. The Company believes that the Salitron System, used to relieve symptoms associated with Xerostomia, or dry mouth, a condition of Sjogren Syndrome, is the only product that stimulates salivary glands and produces saliva through a natural response of the glands from electrostimulation. The Company is aware of at least three companies that have developed products similar to the Company's products used to treat incontinence, including one company that has developed a product similar to the Cystotron Incontinence Control System. The Company believes that its Cystotron Incontinence Control System will compete effectively with other products due to its portability and its personal use-at-home features. Also, the Company believes that its diagnostic tools and procedures used in conjunction with the Cystotron will enable the product to compete effectively in the market. Biosonics is not aware of any device that would be in direct competition to the BIDDS Glove. It is possible that the Company's products could be rendered obsolete or uneconomical by technological advances by one or more of the Company's current or future competitors. There are other companies engaged in research and development in the medical field, many of which are well established with greater financial and marketing resources than the Company. Some of these companies offer products that address the same or similar medical problems as those addressed by certain of the Company's products. For example, the Company's Cystotron Incontinence Control System competes with products that are intended to maintain incontinence, such as diapers, menstrual pads, drugs and insertable plugs, and other non-electrostimulation products such as retraining devices, muscle exercisers and biofeedback devices. The Company's Salitron System also competes with palliative products such as drugs, hard candy and chewing gum, which may provide temporary relief of, but not treatment for, dry mouth symptoms. One or more companies in the medical device industry might develop products in the future similar to those being developed by the Company and be in the position to market them more successfully than the Company.

EMPLOYEES

         As of September 30, 1997, Biosonics had seven employees, of which five are full-time, consisting of the Chief Executive Officer, an operations manager, a products specialist, a registered nurse and a secretary and two are part-time, consisting of bookkeeping and clerical personnel. In September 1997, the Company added a product engineer to its staff, who was hired to develop a manufacturing plan for the Cystotron.

PRODUCT LIABILITY AND INSURANCE

         Since Biosonics' devices are intended for use in the treatment of human diseases and conditions, Biosonics faces an inherent risk of exposure to product liability claims in the event that the use of its devices results in unanticipated personal injury. Although Biosonics carries products liability insurance, there can be no assurance that it will be able to maintain such insurance with the limits of liability necessary and at premiums that are acceptable to it, that such coverage will be available on commercially reasonable terms, if at all, or that liability will not exceed the insured amount. At the present time, the Company's products liability coverage is $1,000,000 per occurrence with a $5,000 deductible. If a substantial claim for damages were to arise at a time when Biosonics did not have adequate insurance or its coverage was insufficient to cover the claim, payment of such a claim would have a material adverse impact on the financial condition of Biosonics and on its ability to continue its business activities. In addition, the legal fees and related costs of defending or settling a products liability action and the negative publicity likely to arise therefrom would likely have a material adverse impact on Biosonics, even if it ultimately prevailed in any such action.

SALITRON MEDICAL ADVISORY BOARD

         Biosonics Salitron Medical Advisory Board (the "Advisory Board") consists of individuals with expertise in the field related to Sjogrens Syndrome. It is anticipated that the Advisory Board will consult informally with Biosonics on an as-needed basis. Biosonics agreed to pay the Chairman of the Advisory Board $25,000 for his first year of service and grant him 100,000 shares of Common Stock. The other members of the Advisory Board will each receive 50,000 shares of Common Stock. The issuance of the shares is conditioned upon the Advisory Board member serving for a minimum of two years. Except for Elaine Harris, who is the founder of the Sjogrens Syndrome Foundation, all of the members of the Advisory Board are employed by or retired from academic institutions or are practicing physicians. Each member has other commitments to other entities that may limit his or her availability to Biosonics. Members of the Advisory Board are not expected to devote more than a small portion of their time to Biosonics.

         Although the Advisory Board did not formally meet in 1996, its members assisted the Company in 1996 in the form of interviews published in various magazine articles and broadcast radio shows regarding the Salitron System.

         The names of the persons serving on the Advisory Board and their respective institutional affiliation or former affiliation or occupation are as follows:

        NAME                              INSTITUTIONAL AFFILIATION OR OCCUPATION
        ----                              ---------------------------------------
Norman Talal, M.D.                        Retired, The University of Texas

Norman Gaylis, M.D.                       Rheumatologist, Private Practice

Jonathan Ferguson, M.D.                   Rheumatologist, Private Practice

Elaine Harris                             Founder, Sjogrens Syndrome Foundation

James Quinn, D.D.S.                       Retired, Louisiana State University, School of
                                          Dentistry

PROPERTIES OF THE COMPANY

         Biosonics leases approximately 2,500 square feet of office space in Fort Washington, Pennsylvania pursuant to a lease that terminates in September 1998. Lease payments are currently $3,336 per month.

                                LEGAL PROCEEDINGS

         The Company is not a party to any material pending legal proceedings.

                                   MANAGEMENT

SOLE OFFICER AND DIRECTOR

         Jack Paller, age 69, is currently the sole officer and director of the Company. Mr. Paller has been Treasurer and a director of the Company since its inception in 1980. In January 1987, he became Chairman and Chief Executive Officer of Biosonics. He also served as President of the Company from its inception until January 1987, from October 1987 to December 1987 and since May 1990 to the present. Currently, Mr. Paller also serves as President and a director of IMRCH and serves as President, Treasurer and director of IMRC, the sole shareholder of IMRCH.

MANAGEMENT COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                          Annual Compensation
Name and                                                  -------------------
Principal Position                         Year     Salary ($) (1)         Bonus (1)
------------------                         ----     --------------         ---------
Jack Paller,                               1996           $103,000             --
Chairman, President,                       1995            103,000             --
Treasurer and Secretary                    1994            103,000             --

-------------------

(1) Mr. Paller, the Company's sole director and executive officer, has deferred the receipt of his salary every year from the year ended December 31, 1990 through December 31, 1996, and Mr. Paller did not receive or defer any other benefits or compensation for serving as an executive officer of Biosonics during those years. Mr. Paller's compensation from the Company of $103,000 in 1997 was also deferred in the same manner. Such salary deferrals are included in the Company's current debt as accrued payroll, and Mr. Paller and the Company have orally agreed that Mr. Paller's deferred salary will not be paid until the Company has sufficient available resources and the payment of any such deferred salary will not disrupt or jeopardize the Company's cash flow. In his capacity as an executive officer of IMRC, Mr. Paller deferred his salary from IMRC for the years ended December 31, 1989 through 1996, including $42,000 of deferred salary per year for the years ended December 31, 1994, 1995 and 1996.

         Since 1990, Directors have received no fees for their services in that capacity. See "Biosonics - Salitron Medical Advisory Board."

                              CERTAIN TRANSACTIONS

         During 1989, Mr. Paller and his late spouse loaned $250,000 to Biosonics at an interest rate of 1 1/2 % over the prime rate charged by CoreStates Bank, not to exceed an annual rate of 18%. The loan is payable on demand and is secured by all of Biosonics' assets. During 1989, 1,250 shares of Biosonics' Series B Preferred Stock were issued to Mr. Paller and his spouse in satisfaction of the principal amount of $125,000 of their loan. During 1991, Mr. Paller loaned Biosonics an additional $10,000. The highest principal amount outstanding under these loans during 1996 was $135,000. Mr. Paller has also loaned

$11,000 to IMRC. During 1996, Mr. Paller converted his shares of Series B Preferred Stock to Biosonics Common Stock, and loan payments were made to Mr. Paller which reduced the total outstanding principal balance to $115,000.

         The Company also issued 15,368,820 shares of Common Stock to approximately 25 individuals in conversion of loans during 1996. These loans were originally obligations of IMRC, which then loaned the money to the Company to use for working capital. None of the individuals making the loans were officers, directors or affiliates of the Company. The terms of the loans allowed the loans to be converted into Common Stock of Biosonics held by IMRCH. In consideration of the Company's assuming the obligations under the loans, including the obligation to issue stock upon conversion of the loans, IMRCH, transferred to the Company 15,368,820 shares of Biosonics Common Stock owned by IMRCH and canceled the indebtedness from the Company to IMRC. In recent years, IMRC has acted as the receiving and disbursement agent for all cash receipts and disbursements for the Company. The resulting receivable or payable, as the case may be, is reflected in the Company's balance sheets and cash flow statements as advance to or from affiliates. The Company expects to continue this arrangement through at least early 1998.

                BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

         The following table lists the number of shares of the Company's Common Stock beneficially owned as of September 30, 1997 by all persons known to the Company to be beneficial owners of more than 5% of the Company's Common Stock and by the sole director and officer of Biosonics and the percentage of all outstanding shares held by such person:

                                                           Number of Shares           Percent
                                                         Beneficially Owned           Beneficially Owned
                                                         ------------------           ------------------
Name of Beneficial Owner
------------------------
Jack Paller.......................................               11,467,300                  4.0%
260 New York Drive
Fort Washington, Pennsylvania  19034

IMRC Holdings, Inc.(1)............................              110,138,930                 38.3%
106 Quigley Boulevard
New Castle, Delaware  19720

----------------------

(1) IMRC Holdings, Inc. is a wholly owned subsidiary of IMRC. As of September 30, 1997 Jack Paller owned 40.2% of the outstanding shares of IMRC.

         All of the shares of common stock of Biosonics owned by IMRCH and Jack Paller are subject to a securities restriction agreement which prevents any sales by them of the Common Stock of Biosonics at less than $.05 per share.

                     DESCRIPTION OF THE COMPANY'S SECURITIES

COMMON STOCK OF THE COMPANY

         The authorized capital stock consists of 750,000,000 shares of Common Stock, $.0001 par value, and 10,000,000 shares of Preferred Stock, par value $1.00 per share. As of September 30, 1997, 306,364,536 shares of Common Stock held by approximately 5,700 holders of record were issued and outstanding and no shares of Preferred Stock were issued and outstanding. The transfer agent for the Company's Common Stock is American Stock Transfer & Trust Co., 99 Wall Street, New York, New York.

         Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of shareholders of the Company, including the election of directors. The holders of Common Stock do not have cumulative voting rights or preemptive rights. Dividends may be paid to holders of Common Stock when and if declared by the Board of Directors from funds legally available for dividends. The Company has never paid cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. See "Dividend Policy."

         Of the 10,000,000 shares of Preferred Stock authorized, (i) 1,000 shares of Series A Preferred Stock were authorized, all of which were previously issued and subsequently converted into Common Stock, (ii) 10,000 shares of Series B Preferred Stock were authorized, of which 3,250 shares were previously issued and subsequently converted into Common Stock; and (iii) 10,000 shares of Series D Preferred Stock were authorized, of which 8,050 shares were previously issued and subsequently converted into Common Stock. Although authorized but unissued shares of Series A, Series B, Series C and Series D remain designated under the Company's Articles of Incorporation, no shares of Preferred Stock are currently outstanding, and the Company has no current plans to issue more shares of Series A, Series B, Series C and Series D Preferred Stock. The Board of Directors, however, has the authority to issue 9,979,000 shares of the Company's Preferred Stock in one or more series and to determine the designations, relative rights, preferences and limitations of each series, without obtaining approval of the Company's shareholders.

         The issuance of Preferred Stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of the Company, deny shareholders the receipt of a premium on their shares of capital stock and have a dilutive effect on the market price thereof. Management of the Company is not aware of any such threatened transactions to obtain control of the Company.

OUTSTANDING STOCK OPTIONS

         As of September 30, 1997, the Company had outstanding (i) options to purchase an aggregate of 5,000,000 shares of Common Stock at an exercise price of $.01 per share granted to one non-employee, (ii) options to purchase an aggregate of 5,000,000 shares of Common Stock at an exercise price of $.02 per share granted to two non-employees and (iii) an option to purchase 250,000 shares of Common Stock at a purchase price of $.05 per share granted to one employee. The transfer of the shares issuable upon exercise of the options will be subject to the registration requirements of the Act or an exemption from such requirements such as Rule 144 under the Act.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Of the 306,364,536 shares of the Company's Common Stock outstanding as of September 30, 1997, approximately 133,183,886 shares, including shares eligible to be sold under Rule 144(k) under the Act, are freely tradeable without restriction or further registration under the Act, unless purchased by "affiliates" of the Company as that term is defined in Rule 144 under the Act. The approximately 173,180,650 remaining shares are Restricted Shares. Of these Restricted Shares, 121,706,230 Restricted Shares are currently eligible to be sold publicly in accordance with Rule 144 under the Act. Of the remaining 51,474,420 Restricted Shares, 51,074,420 Restricted Shares will become eligible for public sale following the effectiveness of this Registration Statement, 100,000 Restricted Shares became eligible for sale in September 1997, and 300,000 Restricted Shares will become eligible for sale in March 1998. Unaffiliated shareholders may, as a general rule, sell their unregistered Common Stock under Rule 144 without limitation on volume after holding such stock for two years under Rule 144(k). IMRCH and Mr. Paller currently own in the aggregate approximately 121,606,230 Restricted Shares that have not been registered under the Act. The Restricted Shares held by IMRCH and Mr. Paller are subject to a Securities Restriction Agreement with the Pennsylvania Securities Commission, which prevents any sales of the Company's Common Stock by either of them at a price of less than $.05 per share. All of the stock subject to the Securities Restriction Agreement has been held for more than one year and, therefore, except as restricted by the Securities Restriction Agreement, may be sold without registration, subject to the volume, current public information and other limitations of Rule 144 under the Act. The Company is unable to estimate the number of Restricted Shares that will be sold under Rule 144 since this will depend in part on the market price of the Common Stock, the personal circumstances of the sellers and other factors. Sales of substantial amounts of the currently unregistered shares could adversely affect the market value of the Company's Common Stock.

         As of September 30, 1997, the Company had outstanding options to purchase 5,000,000 shares of Common Stock at per share exercise price of $.01, options to purchase 5,000,000 shares of Common Stock at a per share exercise price of $.02 and an option to purchase 250,000 shares of Common Stock at a per share exercise price of $.05. The shares subject to these options, if exercised, would be restricted from resale unless registered under the Act or unless sold under an exemption from the registration requirements of the Act, such as Rule 144.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         As permitted by the provisions for indemnification of directors and officers in the Pennsylvania Business Corporation Law, the Company's Bylaws provide for indemnification of directors and officers for all expenses, liability and loss (including attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such persons in legal proceedings unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Such right to indemnification includes the right to have expenses incurred by an indemnitee is defending any proceeding paid by the Company in advance of final disposition thereof, provided that the indemnitee must provide an understanding to repay all amounts advanced without interest if it is ultimately determined that such person is not entitled to indemnification under the Bylaws or otherwise. The Bylaws of the Company also avail directors of the Pennsylvania law limiting directors' liability for money damages except in those cases where they have breached their fiduciary duty and such breach constitutes self-dealing, willful misconduct or recklessness.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         The validity of the issuance of the Shares to be sold by the Selling Shareholders hereunder has been passed upon for the Company by Mark S. Haltzman & Associates. Mark S. Haltzman & Associates has performed legal services for the Company since 1993. In 1997, Mr. Haltzman was granted an option to purchase 500,000 shares of Common Stock at a purchase price of $.05 per share. This option has been exercised and the shares purchased under the option are registered for sale under this Prospectus.

                                     EXPERTS

         The balance sheets of the Company as of December 31, 1996 and 1995 and the related statements of operations, changes in shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1996 appearing in this Prospectus and in the Registration Statement have been audited by Morris J. Cohen & Co., P.C., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

BIOSONICS, INC.
(A Development Stage Enterprise)
CONTENTS
December 31, 1996, 1995 and 1994

                                                                                       Page Number
                                                                                       -----------
Auditors' Report                                                                       F-1 & F-2

Financial Statements:

        Balance Sheets (Restated) at December 31, 1996 and 1995                        F-3 & F-4

        Statements of Operations (Restated) for Each of the Three
          Years in the Period Ended December 31, 1996 and the Period
          from November 13, 1980 (Inception) to December 31, 1996                      F-5

        Statements of Changes in Shareholders' Equity (Deficiency)
          (Restated) for the Period from November 13, 1980 (Inception) to
          December 31, 1996                                                            F-6 through F-13

        Statements of Cash Flows (Restated) for Each of the Three
          Years in the Period Ended December 31, 1996 and the Period from
          November 13, 1980 (Inception) to December 31, 1996                           F-14 & F-15

        Notes to Financial Statements                                                  F-16 through F-31

        Balance Sheets at September 30, 1997 (Unaudited) and
          December 31, 1996                                                            F-32

        Statement of Loss for the Three and Nine Months Ended
         September 30, 1997 and 1996 and the Period from November 13,
         1980 (Inception) to September 30, 1997
         (unaudited)                                                                   F-33

        Statements of Deficit Accumulated for the Nine Months Ended
         September 30, 1997 and 1996 and the Period from November 13,
         1980 (Inception) to September 30, 1997
         (unaudited)                                                                   F-34

        Statements of Cash Flows for the Nine Months ended September
         30, 1997 and 1996 and for the Period from November 13, 1980
         (Inception) to September 30, 1997
         (unaudited)                                                                   F-35 & F-36

        Statements of Changes in Shareholders' Equity
         (Deficiency)-Paid-in-Capital November 30, 1980 (Inception) to
         September 30, 1997
         (unaudited)                                                                   F-37 through F-40

        Notes to Unaudited Financial Statements                                        F-41

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Biosonics, Inc.
(A Development Stage Enterprise)

      We have audited the accompanying balance sheets of Biosonics, Inc. (a development stage enterprise) as of December 31, 1996 and 1995, and the related statements of operations, changes in shareholders' equity (deficiency) and cash flows for each of the three years in the period ended December 31, 1996 and for the period from November 13, 1980 (Inception) to December 31, 1996. Such financial statements have been restated as described in Note 3 to the financial statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The amounts shown in the statements of operations and cash flows under the caption "Period from November 13, 1980 (Inception) to December 31, 1996" include the period from November 13, 1980 (Inception) to December 31, 1985 which we did not audit. Those financial statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts for the period November 13, 1980 (Inception) to December 31, 1985, is based solely on the reports of the other auditors.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Biosonics, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 and for the period from November 13, 1980 (Inception) to December 31, 1996 in conformity with generally accepted accounting principles.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered recurring losses from operations and has a net shareholders' deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      As discussed in Note 3 to the financial statements, certain errors resulting from the Company's not recording stock options issued in 1996 and 1995 were subsequently discovered by management. Accordingly, the Company has restated its 1996 and 1995 financial statements to conform with generally accepted accounting principles.


                                               /s/ Morris J. Cohen & Co., P.C.

                                               MORRIS J. COHEN & CO., P.C.



Philadelphia, Pennsylvania
February 21, 1997
(except for Notes 3 and 10, as to which
 the date is July 18, 1997)

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                            BALANCE SHEETS (RESTATED)
                           December 31, 1996 and 1995

                                     ASSETS

                                          1996        1995
                                        --------    --------
Current assets
  Cash                                  $    260    $    260
  Accounts receivable (net of
   allowance for doubtful
   accounts of $2,000 in 1996
   and $6,000 in 1995)                     8,196      21,013
  Inventories                             64,271      70,084
  Advances to affiliate                   77,997
  Prepaid expenses and other
   current assets                             25       8,851
                                        --------    --------

       Total current assets              150,749     100,208








Equipment, furniture and leaseholds,
  net of accumulated depreciation
  and amortization                        15,007      25,011








Deposits                                   8,431       8,431
                                        --------    --------










       Total assets                     $174,187    $133,650
                                        ========    ========

The accompanying notes are an integral part of these financial statements.

                    LIABILITIES AND SHAREHOLDERS' DEFICIENCY

                                                1996             1995
                                            ------------     ------------
Current liabilities
  Notes payable
   Officer and affiliate                    $    115,000     $    532,444
   Other                                         173,000          128,000
  Accrued payroll, officer                       669,500          566,500
  Accrued interest
   Officer and affiliate                          55,905          103,606
   Other                                         173,131          147,838
  Accounts payable and other
   accrued expenses                              824,790          849,132
  Advances from affiliates                        62,450           24,571
  Payments received for unissued
   debentures                                    187,000          187,000
  Payments received for unissued
   securities                                     40,000          271,000
                                            ------------     ------------

       Total current liabilities               2,300,776        2,810,091
                                            ------------     ------------

Commitments and contingencies (Note 12)

Shareholders' deficiency
  Preferred stock - authorized
   10,000,000 shares (inclusive
   of Series A, B, C and D) at
   $1 par value
  Series A, authorized 1,000 shares,
   issued and outstanding 1,000 shares
   in 1995                                                          1,000
  Series B, authorized 10,000 shares,
   issued and outstanding 3,250
   shares in 1995                                                   3,250
  Series D, authorized 10,000 shares
   in 1996, 5,000 shares in 1995, issued
   and outstanding 3,000 shares in 1995                             3,000
  Common stock - $.0001 par value;
   authorized 750,000,000 shares in
   1996, 250,000,000 shares in 1995,
   issued and outstanding 287,863,936
   shares in 1996, 243,333,936 shares
   in 1995                                        28,787           24,333
  Capital in excess of par value              11,763,002       10,432,957
  Deficit accumulated during
   development stage                         (13,918,378)     (13,140,981)
                                            ------------     ------------

       Shareholders' deficiency               (2,126,589)      (2,676,441)
                                            ------------     ------------

       Total liabilities and
        shareholders' deficiency            $    174,187     $    133,650
                                            ============     ============

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                       STATEMENTS OF OPERATIONS (RESTATED)

                                                                                 Period from
                                                                                 November 13,
                                                                                     1980
                                                                                 (Inception)
                                 Year Ended December 31,                              to
                          -------------------------------------                  December 31,
                            1996          1995          1994                         1996
                          ---------     ---------     ---------                  ------------
Sales                     $  40,774     $  62,506     $  21,939                  $    837,377

Cost of sales                30,208        41,980        17,817                       544,985
                          ---------     ---------     ---------                  ------------

Gross profit                 10,566        20,526         4,122                       292,392
                          ---------     ---------     ---------                  ------------

Development stage
 expenses
  Research and
   development costs         21,500        20,117         5,160                     4,166,053

  Professional fees         130,050        54,697        83,451                     2,752,487

  Other development
   stage expenses           636,488       560,476       338,102                     8,165,558
                          ---------     ---------     ---------                  ------------

    Total development
     stage expenses         788,038       635,290       426,713                    15,084,098

Less - Revenue from
 cost recovery program                                                                118,082
                          ---------     ---------     ---------                  ------------

Net development
 stage expenses             788,038       635,290       426,713                    14,966,016
                          ---------     ---------     ---------                  ------------

Other income
  Investment and
   other income                  75         5,279                                     727,626
  Management fees                                                                      20,000
  Gain on sale of
   equipment                                                                            7,620
                          ---------     ---------     ---------                  ------------

                                 75         5,279                                     755,246
                          ---------     ---------     ---------                  ------------

Net loss                  ($777,397)    ($609,485)    ($422,591)                 ($13,918,378)
                          =========     =========     =========                  ============

Loss per common
 share                    ($    .00)    ($    .00)    ($    .00)                 ($       .06)
                          =========     =========     =========                  ============

The accompanying notes are an integral part of these financial statements.

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                     STATEMENTS OF CHANGES IN SHAREHOLDERS'
                          EQUITY (DEFICIENCY)(RESTATED)
         Period from November 13, 1980 (Inception) to December 31, 1996

                                          Common Stock
                                    ------------------------
                                        Shares       Amount
                                    ------------    --------
Capital subscriptions received
Net loss for the period from
 November 13, 1980 (Inception) to
 December 31, 1980

Balance, December 31, 1980

Common stock issued January 1981
 ($.0001 per share)                  125,010,000    $12,501
Common stock issued January 1981
 ($.0001 per share)                   24,990,000      2,499
Common stock issued January 1981
 ($.025 per share)                     4,400,000        440
Common stock issued January 1981
 ($.025 per share)                       200,000         20
Common stock issued March 1981
 ($.025 per share)                       200,000         20
Common stock issued October 1981
 ($.05 per share)                     20,000,000      2,000
Offering expenses
Warrants to purchase 1,000,000
 shares of common stock at $.06
 per share issued October 1981
 ($.0001 per share)
Net loss for the year ended
 December 31, 1981
                                     -----------    -------
Balance, December 31, 1981           174,800,000     17,480

Common stock issued November 1982
 ($.40 per share)                         20,000          2
Common stock issued November 1982
 ($.20 per share)                         97,500         10
Common stock issued pursuant to
 exercise of warrants December
 1982 ($.06 per share)                 1,000,000        100
Adjustment of offering expenses
Net loss for the year ended
 December 31, 1982
                                     -----------    -------
Balance, December 31, 1982           175,917,500     17,592

Preferred Stock
Series A, B and D                                     Deficit            Shareholders'
-----------------        Capital in Excess       Accumulated During         Equity
Shares    Amount           of Par Value          Development Stage       (Deficiency)
------    ------         -----------------       ------------------      -------------
                            $   65,000                                    $   65,000


                                                   ($       50)                  (50)
                            ----------              ----------            ----------

                                65,000                     (50)               64,950


                                                                              12,501 (1)

                                     1                                         2,500 (3)

                                44,560                                        45,000 (3)

                                 4,980                                         5,000 (2)

                                 4,980                                         5,000 (2)

                               998,000                                     1,000,000 (3)
                              (277,766)                                     (277,766)



                                   100                                           100

                                                      (150,446)             (150,446)
                            ----------              ----------            ----------

                               839,855                (150,496)              706,839


                                 7,998                                         8,000 (2)

                                19,490                                        19,500 (2)


                                59,900                                        60,000 (3)
                                 1,500                                         1,500

                                                      (428,634)             (428,634)
                            ----------              ----------            ----------

                               928,743                (579,130)              367,205

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                     STATEMENTS OF CHANGES IN SHAREHOLDERS'
                    EQUITY (DEFICIENCY)(RESTATED)(Continued)
         Period from November 13, 1980 (Inception) to December 31, 1996

                                             Common Stock
                                        ---------------------
                                           Shares      Amount
                                        -----------    ------
Balance forward at December 31, 1982    175,917,500    17,592

Common stock issued January 1983
 ($.20 per share)                            22,500         2
Common stock issued March 1983
 ($.020 per share)                           30,000         3
Common stock issued pursuant to
 exercise of stock options April
 1983 ($.235 to $.305 per share)            100,000        10
Common stock issued June 1983
 ($.50 per share)                            20,000         2
Common stock issued November 1983
 ($.50 per share)                         6,500,000       650
Offering expenses
Common stock issued December 1983
 ($.50 per share)                           800,000        80
Net loss for the year ended
 December 31, 1983
                                        -----------    ------

Balance, December 31, 1983              183,390,000    18,339

Common stock issued pursuant to
 exercise of Series A warrants
 March 1984 to December 1984 ($.50
 per share)                                   5,948         1
Common stock issued pursuant to
 exercise of Series B warrants
 March 1984 to October 1984 ($1.00
 per share)                                     390
Common stock issued May 1984 to
 December 1984 ($.25 per share)              76,500         8
Common stock issued May 1984 and
 September 1984 ($.375 per share)             3,000
Common stock issued December 1984
 ($.20 per share)                           350,000        35
Adjustment of offering expenses
Net loss for the year ended
 December 31, 1984
                                        -----------    ------

Balance, December 31, 1984              183,825,838    18,383

Preferred Stock
Series A, B and D                                     Deficit              Shareholders'
-----------------        Capital in Excess       Accumulated During           Equity
Shares    Amount           of Par Value          Development Stage         (Deficiency)
------    ------         -----------------       ------------------        -------------
                               928,743                 (579,130)                367,205


                                 4,498                                           4,500 (2)

                                 5,997                                           6,000 (2)


                                28,740                                          28,750 (4)

                                 9,998                                          10,000 (2)

                             3,249,350                                       3,250,000 (3)
                               (94,685)                                        (94,685)

                               399,920                                         400,000 (3)

                                                      (702,429)               (702,429)
                            ----------              ----------              ----------

                             4,532,561              (1,281,559)              3,269,341




                                2,973                                            2,974 (3)



                                  390                                              390 (3)

                               19,117                                           19,125 (2)

                                1,125                                            1,125 (2)

                               69,965                                           70,000 (2)
                               (8,129)                                          (8,129)

                                                    (1,071,417)             (1,071,417)
                           ----------               ----------              ----------

                            4,618,002               (2,352,976)              2,283,409

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                     STATEMENTS OF CHANGES IN SHAREHOLDERS'
                    EQUITY (DEFICIENCY)(RESTATED)(Continued)
         Period from November 13, 1980 (Inception) to December 31, 1996

                                                 Common Stock
                                            ---------------------
                                              Shares       Amount
                                            -----------    ------
Balance forward at December 31, 1984        183,825,838    18,383

Common stock issued January 1985 to
 October 1985 ($.28 per share)                   26,500         3
Common stock issued March 1985 ($.34
 per share)                                       5,000
Common stock issued March 1985 ($.25
 per share)                                      20,000         2
Common stock issued pursuant to exercise
 of Series A ($.50 per share) and
 Series B ($1.00 per share) warrants                550
Common stock issued August 1985
 ($.375 per share)                                2,000
Common stock issued November 1985
 ($.156 per share)                                7,500         1
Net loss for the year ended
 December 31, 1985
                                            -----------    ------

Balance, December 31, 1985                  183,887,388    18,389

Common stock issued January 1986 to
 October 1986 ($.19 per share)                   85,000         8
Common stock issued February 1986
 ($.28 per share)                                11,650         1
Common stock issued March 1986 ($.22
 per share)                                     100,000        10
Common stock issued March 1986 ($.18
 per share)                                  10,665,000     1,067
Offering expense
Common stock issued April 1986 to
 September 1986 ($.16 per share)                202,000        20
Common stock issued November 1986 and
 December 1986 ($.31 per share)                  70,000         7
Common stock issued pursuant to
 exercise of Series A ($.50 per
 share) and Series B ($1.00 per
 share) warrants                                  6,882         1
Common stock issued pursuant to
 exercise of Series A and Series B
 ($.20 per share) warrants                      134,855        13
Net loss for the year ended
 December 31, 1986
                                            -----------    ------

Balance, December 31, 1986                  195,162,775    19,516

Preferred Stock
Series A, B and D                                      Deficit             Shareholders'
-----------------         Capital in Excess       Accumulated During          Equity
Shares    Amount            of Par Value          Development Stage        (Deficiency)
------    ------          -----------------       ------------------       -------------
                             4,618,002               (2,352,976)             2,283,409


                                 7,450                                           7,453 (2)

                                 1,719                                           1,719 (2)

                                 4,998                                           5,000 (2)


                                   300                                             300 (3)

                                   750                                             750 (2)

                                 1,171                                           1,172

                                                     (1,649,361)            (1,649,361)
                            ----------               ----------             ----------

                             4,634,390               (4,002,337)               650,442


                                 15,929                                         15,937 (2)

                                  3,244                                          3,245 (2)

                                 21,865                                         21,875 (2)

                              1,928,670                                      1,929,737 (5)
                                (94,415)                                       (94,415)

                                 31,542                                         31,562 (2)

                                 21,868                                         21,875 (2)



                                  3,472                                          3,473 (3)


                                 26,958                                         26,971 (3)

                                                     (1,790,003)            (1,790,003)
                             ----------              ----------             ----------

                              6,593,523              (5,792,340)               820,699

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                     STATEMENTS OF CHANGES IN SHAREHOLDERS'
                    EQUITY (DEFICIENCY)(RESTATED)(Continued)
         Period from November 13, 1980 (Inception) to December 31, 1996

                                              Common Stock
                                         ---------------------
                                            Shares      Amount
                                         -----------    ------
Balance forward at December 31, 1986     195,162,775    19,516

Common stock issued January 1987
 ($.33 per share)                            263,430        26
Common stock issued May and June 1987
 ($.25 per share)                            145,500        14
Common stock issued July 1987
 ($.14 per share)                              7,000         1
Common stock issued August 1987
 ($.24 per share)                             67,180         7
Common stock issued October 1987
 ($.31 per share)                             15,000         2
Common stock issued October 1987
 ($.20 per share)                            240,000        24
Common stock issued December 1987
 ($.22 per share)                            100,000        10
Common stock issued pursuant to
 exercise of Series A and Series B
 warrants ($.20 per share)                 7,613,551       761
Net loss for the year ended
 December 31, 1987
                                         -----------    ------

Balance, December 31, 1987               203,614,436    20,361

Common stock issued January 1988
 ($.25 per share)                            125,000        12
Common stock issued January 1988
 ($.22 per share)                              2,500         1
Common stock issued March 1988
 ($.20 per share)                             10,000         1
Common stock issued March 1988
 ($.25 per share)                            100,000        10
Common stock issued June 1988
 ($.20 per share)                          4,227,000       423
Common stock issued September 1988
 ($.16 per share)                             25,000         2
Common stock issued December 1988
 ($.01 per share)                             11,000         1
Preferred stock-Series A issued
 December 1988 ($100.00 per share)
Net loss for the year ended
 December 31, 1988
                                         -----------    ------

Balance, December 31, 1988               208,114,936    20,811

Preferred Stock
Series A, B and D                                     Deficit              Shareholders'
-----------------         Capital in Excess      Accumulated During           Equity
Shares    Amount            of Par Value         Development Stage         (Deficiency)
------    ------          -----------------      ------------------        ------------
                              6,593,523              (5,792,340)               820,699


                                 87,657                                         87,683 (4)

                                 36,723                                         36,737 (4)

                                    999                                          1,000 (3)

                                 16,163                                         16,170 (4)

                                  4,686                                          4,688 (4)

                                 47,976                                         48,000 (3)

                                 21,865                                         21,875 (4)


                              1,521,949                                      1,522,710 (3)

                                                     (1,655,959)            (1,655,959)
                            -----------             -----------             ----------

                              8,331,541              (7,448,299)               903,603


                                 31,238                                         31,250 (2)

                                    546                                            547 (2)

                                  1,999                                          2,000 (3)

                                 24,990                                         25,000 (3)

                                844,977                                        845,400 (3)

                                  3,904                                          3,906 (2)

                                    142                                            143 (2)

1,000   $1,000                   99,000                                        100,000 (3)

                                                     (1,372,913)            (1,372,913)
-----   ------              -----------             -----------             ----------

1,000    1,000                9,338,337              (8,821,212)               538,936

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                     STATEMENTS OF CHANGES IN SHAREHOLDERS'
                    EQUITY (DEFICIENCY)(RESTATED)(Continued)
         Period from November 13, 1980 (Inception) to December 31, 1996

                                            Common Stock
                                      ---------------------
                                         Shares      Amount
                                      -----------    ------
Balance forward December 31, 1988     208,114,936    20,811

Common stock issued March 1989 and
 May 1989 ($.08 per share)                500,000        50
Common stock issued May 1989 ($.09
 per share)                                 3,000
Preferred stock-Series B issued
 June 1989 and September 1989
 ($100.00 per share)
Net loss for the year ended
 December 31, 1989
                                      -----------    ------

Balance, December 31, 1989            208,617,936    20,861

Common stock issued January 1990
 ($.01 per share)                          25,000         3
Common stock issued July 1990
 ($.01 per share)                      20,311,000     2,031
Common stock issued December 1990
 ($.01 per share)                      10,500,000     1,050
Net loss for the year ended
 December 31, 1990
                                      -----------    ------

Balance, December 31, 1990            239,453,936    23,945

Common stock issued January 1991
 ($.01 per share)                       1,200,000       120
Common stock issued January 1991
 ($.0625 per share)                        48,000         5
Common stock issued April 1991
 ($.01 per share)                       1,500,000       150
Common stock issued April 1991
 ($.01 per share)                         600,000        60
Common stock issued April 1991
 ($.0625 per share)                        32,000         3
Common stock issued June 1991
 ($.01 per share)                         500,000        50
Net loss for the year ended
 December 31, 1991
                                      -----------    ------

Balance, December 31, 1991            243,333,936    24,333

Net loss for the year ended
 December 31, 1992
                                      -----------    ------

Balance, December 31, 1992            243,333,936    24,333

Preferred Stock
Series A, B and D                                       Deficit              Shareholders'
-----------------           Capital in Excess      Accumulated During           Equity
Shares    Amount              of Par Value         Development Stage         (Deficiency)
------    ------            -----------------      ------------------        ------------
1,000    1,000                  9,338,337              (8,821,212)               538,936


                                   39,950                                         40,000 (3)

                                      281                                            281 (2)


3,250    3,250                    321,750                                        325,000 (6)

                                                       (1,116,882)            (1,116,882)
-----   ------                -----------             -----------             ----------

4,250    4,250                  9,700,318              (9,938,094)              (212,665)


                                      247                                            250 (2)

                                  201,080                                        203,111 (3)

                                  103,950                                        105,000 (3)

                                                       (1,046,939)            (1,046,939)
-----   ------                -----------             -----------             ----------

4,250    4,250                 10,005,595             (10,985,033)              (951,243)


                                   11,880                                         12,000 (4)

                                    2,995                                          3,000 (7)

                                   14,850                                         15,000 (4)

                                    5,940                                          6,000 (7)

                                    1,997                                          2,000 (7)

                                    4,950                                          5,000 (7)

                                                         (371,471)              (371,471)
-----     ------              -----------             -----------             ----------

4,250      4,250               10,048,207             (11,356,504)            (1,279,714)


                                                         (408,294)              (408,294)
-----     ------              -----------             -----------             ----------

4,250      4,250               10,048,207             (11,764,798)            (1,688,008)

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                     STATEMENTS OF CHANGES IN SHAREHOLDERS'
                    EQUITY (DEFICIENCY)(RESTATED)(Continued)
         Period from November 13, 1980 (Inception) to December 31, 1996

                                                Common Stock
                                          -----------------------
                                            Shares         Amount
                                          -----------      ------
Balance forward December 31, 1992         243,333,936      24,333

Net loss for the year ended
December 31, 1993
                                          -----------      ------

Balance, December 31, 1993                243,333,936      24,333

Net loss for the year ended
 December 31, 1994
                                          -----------      ------

Balance, December 31, 1994                243,333,936      24,333

Stock options granted February
 1995

Preferred stock-Series D issued
 between June 1995 and December
 1995 ($100.00 per share)

Net loss for the year ended
 December 31, 1995
                                          -----------      ------

Balance, December 31, 1995                243,333,936      24,333

Stock options granted January
 and February 1996

Preferred stock-Series D issued
 January 1996 to July 1996

Common stock issued pursuant to
 the conversion of preferred
 stock, July 1996 Series A ($.08
 per share), Series B ($.0286 per
 share) and Series D ($.05 per share)      28,725,000       2,873

Common stock contributed to the
 Company by IMRCH August 1996             (15,368,820)     (1,537)

Common stock issued July 1996
 ($.01 per share)                           1,300,000         130

Common stock issued July 1996
 ($.02 per share)                          12,900,000       1,290

 Preferred Stock
 Series A, B and D                                         Deficit              Shareholders'
------------------          Capital in Excess         Accumulated During           Equity
 Shares    Amount             of Par Value            Development Stage         (Deficiency)
 ------    ------           -----------------         ------------------        ------------
  4,250    4,250               10,048,207                (11,764,798)            (1,688,008)



                                                            (344,107)              (344,107)
  -----   ------              -----------                -----------             ----------

  4,250    4,250               10,048,207                (12,108,905)            (2,032,115)


                                                            (422,591)              (422,591)
  -----   ------              -----------                -----------             ----------

  4,250    4,250               10,048,207                (12,531,496)            (2,454,706)


                                   87,750                                            87,750



  3,000    3,000                  297,000                                           300,000 (3)


                                                            (609,485)              (609,485)
  -----   ------              -----------                -----------             ----------

  7,250    7,250               10,432,957                (13,140,981)            (2,676,441)


                                   75,530                                            75,530


  5,050    5,050                  499,950                                           505,000 (3)





(12,300) (12,300)                   9,427                                              -0-


                                    1,537                                              -0-  (11)


                                   12,870                                            13,000 (3)


                                  256,710                                           258,000 (3)

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                     STATEMENTS OF CHANGES IN SHAREHOLDERS'
                    EQUITY (DEFICIENCY)(RESTATED)(Continued)
         Period from November 13, 1980 (Inception) to December 31, 1996

                                             Common Stock
                                        ----------------------
                                          Shares        Amount
                                        ----------      ------
Common stock issued August 1996
 ($.02 per share)                       11,150,000      1,115

Common stock issued August 1996
 ($.0238 per share)                        420,000         42

Common stock issued August 1996
 ($.0258 per share)                        350,000         35

Common stock issued July 1996
 ($.03 per share)                          300,000         30

Common stock issued August 1996
 ($.035 per share)                         428,600         43

Common stock issued August 1996
 ($.0345 per share)                      1,695,000        170

Common stock issued August 1996
 ($.04 per share)                          250,000         25

Common stock issued November 1996
 ($.04 per share)                           75,000          7

Common stock issued July 1996
 ($.05 per share)                          280,000         28

Common stock issued August 1996
 ($.05 per share)                        1,075,220        108

Common stock issued November 1996
 ($.05 per share)                          200,000         20

Common stock issued September 1996
 ($.065 per share)                         100,000         10

Common stock issued July 1996
 ($.08 per share)                          400,000         40

Common stock issued September 1996
 ($.085 per share)                         250,000         25

Net loss for the year
 ended December 31, 1996
                                       -----------    -------

                                       287,863,936    $28,787
                                       ===========    =======

Preferred Stock
Series A, B and D             Deficit              Shareholders'
-----------------        Capital in Excess       Accumulated During              Equity
Shares     Amount          of Par Value           Development Stage           (Deficiency)
------     ------        -----------------       ------------------           ------------
                                 221,885                                       223,000  (10)


                                   9,958                                        10,000  (10)


                                   8,997                                         9,032  (10)


                                   8,970                                         9,000  (2)


                                  14,957                                        15,000  (10)


                                  59,005                                        59,175  (10)


                                   9,975                                        10,000  (10)


                                   2,993                                         3,000  (9)


                                  13,972                                        14,000  (2)


                                  53,654                                        53,762  (10)


                                   9,980                                        10,000  (3)


                                   6,490                                         6,500  (2)


                                  31,960                                        32,000  (2)


                                  21,225                                        21,250  (2)


                                                      (777,397)               (777,397)
------  --------             -----------           -----------              ----------

   -0-  $    -0-             $11,763,002          ($13,918,378)            ($2,126,589)
======  ========             ===========           ===========              ==========

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                     STATEMENTS OF CHANGES IN SHAREHOLDERS'
                    EQUITY (DEFICIENCY)(RESTATED)(Continued)
         Period from November 13, 1980 (Inception) to December 31, 1996


       (1) Shares were issued to International Management & Research Corporation in consideration for all rights to develop certain products. The rights were valued at the par value of the shares issued.

       (2) Shares were issued in consideration for services rendered at various dates. The services were valued at the market price of the stock on the date of the transaction.

       (3)      Shares were issued for cash.

       (4)      Shares were issued for cash and services.

       (5) Shares were issued for cash and surrendering of warrants as a credit against the March 1986 offering.

       (6) Shares were issued for cash and repayment of a note payable in the amount of $125,000.

       (7) Shares were issued as repayment of funds received for convertible debentures, which were never issued.

       (8)      Shares were issued as repayment of notes payable.

       (9)      Shares were issued as payment of interest on loans.

       (10) Shares were issued as payment for liabilities of IMRC, assumed by Biosonics, Inc.

       (11) Shares of Biosonics, Inc. contributed by IMRCH as a capital contribution.


The accompanying notes are an integral part of these financial statements.

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                       STATEMENTS OF CASH FLOWS (RESTATED)

                                            Year Ended December 31,
                                     -------------------------------------
                                        1996          1995          1994
                                     ---------     ---------     ---------
Cash flows from
 operating activities
  Net loss                           ($777,397)    ($609,485)    ($422,591)
                                     ---------     ---------     ---------
  Adjustments to reconcile
   net loss to net cash
   used in operating activities
    Depreciation and amortization       10,004        20,117         4,835
    Increase (decrease) in
     allowance for doubtful
     accounts                           (4,000)                     (7,000)
    Increase (decrease)in reserve
     for inventory obsolescence        (13,000)
    Loss on lease abandonment
    Gain on sale of equipment
    Common stock issued
     for services                       85,750
    Common stock options
     issued for services                75,530        87,750
    Common stock issued for
     product rights
    Changes in operating assets
     and liabilities
      Accounts receivable               16,817       (16,543)       10,161
      Inventories                       18,813        15,603         3,687
      Prepaid expenses and other
       current assets                    8,828        (2,121)       (6,119)
      Accrued payroll, officer         103,000       103,000       103,000
      Accrued interest
       Officer and affiliate            26,502        41,771        26,541
       Other                            25,293        24,842        25,588
      Accounts payable and
       accrued expenses                (24,342)       16,309        65,661
      Advances from (to)
       affiliates                       83,202        40,018       (44,307)
                                     ---------     ---------     ---------

                                       412,397       330,746       182,047
                                     ---------     ---------     ---------

 Net cash used in operating
   activities                         (365,000)     (278,739)     (240,544)
                                     ---------     ---------     ---------

  Period from
  November 13,
     1980
(Inception) to
  December 31,
     1996
---------------

 ($13,918,378)



      378,687


        2,000

       27,000
       19,550
       (7,620)

      543,959

      163,280

       12,501


      (10,196)
      (91,271)

          (25)
      669,500

      130,108
      173,131

      892,792

      107,773

    3,011,169


  (10,907,209)

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                       STATEMENTS OF CASH FLOWS (RESTATED)
                                   (Continued)

                                                   Year Ended December 31,
                                        1996         1995        1994
                                     ---------     --------    --------
Cash flows from
 investing activities
  Capital expenditures                              (31,261)
  Proceeds from sale of equipment
  Issuance of note receivable
  Increase in deposits
  Decrease in note receivable
  Patent expenditures
                                                    --------
  Net cash used in investing
   activities                                       (31,261)
                                                    --------
Cash flows from financing
 activities
  Payments received for unissued
   debentures and securities            40,000
  Principal payments of note
   payable                            (235,000)
  Proceeds from issuance of
   notes payable                        45,000       10,000     240,544
  Increase in capitalized
   organization costs
  Proceeds from issuance of
   preferred stock                     505,000      300,000
  Proceeds from issuance of
   common stock                         10,000
                                     ---------     --------    --------
  Net cash provided by
   financing activities                365,000      310,000     240,544
                                     ---------     --------    --------


Net increase in cash

Cash, beginning                            260          260         260
                                     ---------     --------    --------

Cash, ending                         $     260     $    260    $    260
                                     =========     ========    ========


The accompanying notes are an integral part of these financial statements.

  Period from
  November 13,
      1980
 (Inception) to
  December 31,
      1996
  -----------

     (363,305)
       10,825
      (30,000)
       (8,431)
       30,000
      (45,690)
  -----------


     (406,601)
  -----------




      498,000

     (307,000)

      834,444

       (7,453)

    1,105,000

    9,191,079
  -----------

   11,314,070
  -----------

          260

  -----------

  $       260
  ===========

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

1.     Organization

       Since November 1980, Biosonics, Inc. has pursued the development of medical devices. Since the Company has not significantly commenced the production and sale of the medical devices, it is classified as a development stage enterprise in accordance with Statement of Financial Accounting Standard No.
       7.

       IMRC Holdings, Inc. (IMRCH) owned 38% and 50% of the Company's common stock at December 31, 1996 and 1995, respectively. IMRCH is a wholly-owned subsidiary of International Management & Research Corporation (IMRC). The Company's president owns approximately 4% of the common stock of the Company and also owns approximately 40% of the common stock of IMRC.

2.     Summary of significant accounting policies

       Accounting estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Cash transactions

       During 1996, 1995 and 1994, IMRC acted as the receiving and disbursing agent for all cash receipts and disbursements for the Company. The resulting receivable or payable is reflected in the accompanying balance sheets as advances to or from affiliates.

       Inventories

       Inventories consist primarily of finished products and are stated at the lower of cost or market. Cost is determined by use of the first-in, first-out method. The Company provides a reserve for inventories which may become obsolete.

       Equipment, furniture and leaseholds

       Equipment, furniture and leaseholds are recorded at cost. Depreciation for financial and income tax reporting purposes is provided over the estimated useful lives of the assets using the straight-line and double declining-balance methods.

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

2.     Summary of significant accounting policies (Continued)

       Loss per share

       Loss per share was calculated based on the weighted average number of shares outstanding of 261,976,354 in 1996 and 243,333,936 in 1995 and
       1994. Common stock equivalents, including convertible preferred stock and common stock options outstanding, are not included in the calculation of loss per share amounts for each period because they would be anti-dilutive.

       Deferred income taxes

       Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax bases of the Company's assets and liabilities.

       Stock based compensation

       In 1996, the Company adopted Statement of Financial Accounting Standards
       (SFAS) No. 123, "Accounting for Stock-Based Compensation," which encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued To Employees," and the related interpretations. Accordingly, compensation cost is measured as the excess of the quoted market price of the Company's stock on the grant date over the price which the employee must pay to acquire the stock. Also in accordance with SFAS No. 123, the Company records an expense for the fair value of stock options issued in exchange for services provided by non-employees.

3.     Restatement of financial statements

       The Company has restated its financial statements for the years ended December 31, 1996 and 1995. This was necessary because the Company had granted stock options to non-employees in 1996 and 1995 in exchange for various services provided to the Company. The value of these options and the related services received were not previously reflected in the Company's 1996 and 1995 financial statements.

       The effect on the Company's financial statements as originally reported is as follows:

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994


3.     Restatement of financial information (Continued)

                                                   1996                                  1995
                                    -------------------------------         -------------------------------
                                    As reported         As restated         As reported         As restated
                                    -----------         -----------         -----------         -----------
       Other development
        stage expenses              $    560,958        $    636,488        $    472,726        $    560,476

       Net loss                         (701,867)           (777,397)           (521,735)           (609,485)
       Loss per common
        share                       ($       .00)       ($       .00)       ($       .00)       ($       .00)
       Capital in excess
        of par value                  11,599,722          11,763,002          10,345,207          10,432,957
       Accumulated
        deficit, ending              (13,755,098)        (13,918,378)        (13,053,231)        (13,140,981)

4.     Results of operations

       The Company incurred net losses of $777,397, $609,485 and $422,591 for the years ended December 31, 1996, 1995 and 1994, respectively, and at December 31, 1996, the Company had a shareholders' deficiency of $2,126,589.

       The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations and has a net shareholders' deficiency that raise substantial doubt about its ability to continue as a going concern.

       Management plans to meet its financial requirements necessary to continue in operations by seeking additional equity and debt financing through private placement or public offerings, joint venture arrangements and product sales. Management believes that the steps it has taken in revising its operating and financial requirements provides the Company with the ability to continue in existence. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

5.     Inventories

       Inventories at December 31, 1996 and 1995 consist of the following:

                                             1996           1995
                                           --------       --------
       Raw material                        $ 20,166       $ 36,803
       Finished goods                        71,105         73,281
                                           --------       --------
                                             91,271        110,084
       Less reserve for obsolescence         27,000         40,000
                                           --------       --------

                                           $ 64,271       $ 70,084
                                           ========       ========

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

 6.     Equipment, furniture and leaseholds

                                                1996           1995
                                              --------       --------
          Leasehold improvements              $  3,100       $  3,100
          Machinery and equipment               48,745         48,745
          Office equipment                      64,325         64,325
          Furniture and fixtures               138,636        138,636
                                              --------       --------
                                               254,806        254,806
          Less accumulated depreciation
           and amortization                    239,799        229,795
                                              --------       --------

                                              $ 15,007       $ 25,011
                                              ========       ========

        Depreciation expense was $10,004 in 1996, $20,117 in 1995 and $4,835 in 1994.

 7.     Advances to/from affiliates

        At December 31, 1996, the Company had advances to IMRC of $77,997 and advances from IMRCH of $62,450. At December 31, 1995, advances from affiliates consisted of $17,121 from IMRC and $7,450 from IMRCH.

 8.     Notes payable

        Notes payable at December 31 are summarized as follows:

                                                    1996           1995
                                                  --------       --------
        Notes payable on demand to an
        officer of the Company, secured by
        Company assets, bearing interest at
        prime plus 1.5% per annum (effective
        rate of 8.25% at December 31, 1996)       $115,000       $135,000

        Unsecured notes payable on demand,
        bearing interest at 12% per annum on
        $10,000 and 11 1/2% per annum on
        $25,000                                     35,000         35,000

        Unsecured, non-interest bearing
        notes payable on demand                    138,000         93,000

        Unsecured notes payable on demand to
        IMRC, bearing interest at 7% per
        annum                                                     397,444
                                                  --------       --------
                                                  $288,000       $660,444
                                                  ========       ========

        See also Note 12 - "Unissued Securities".

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994


 9.     Payments received for unissued debentures and securities

        Payments received for unissued debentures and securities at December 31 are summarized as follows:

                                                     1996           1995
                                                   --------       --------
        In October 1989, the Company offered
        to its shareholders  the  right  to
        subscribe to 11.5% convertible
        debentures. Interest is accrued at
        11.5% on these funds (See Note 12)         $187,000       $187,000

        Cash received  for  stock,  not yet
        issued (See Notes 10 & 12)                   40,000        271,000
                                                   --------       --------
                                                   $227,000       $458,000
                                                   ========       ========

10.     Shareholders' equity

        IMRCH and the Company's current officers and directors held in the aggregate, approximately 42% of the Company's outstanding common stock at December 31, 1996 and 59% at December 31, 1995. Certain of these shares held by officers and directors have been gifted to various entities and individuals. These shares are subject to a securities restriction agreement which provides that such shareholders will not sell any of their shares of the Company's common stock for less than $.05 per share.

        In July 1996, the Company amended its articles of incorporation to increase the number of shares of authorized common stock from 250,000,000 to 750,000,000. The Company then issued a total of 1,300,000 shares to various entities who performed consulting services for the Company. The Company also issued 14,200,000 shares to individuals who had given the Company a total of $271,000 for common and preferred stock in prior years, when the Company did not have enough shares authorized to issue them.

        The Company received 15,368,820 shares of its common stock in July 1996 from IMRCH and then issued these shares to various individuals to settle liabilities of IMRC (See Note 12).

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994



10.     Shareholders' equity (Continued)

        In 1987, the Company issued 591,110 shares of common stock to individuals as compensation for services rendered.

        During the year ended December 31, 1983, the Company issued 7,300,000 warrants to purchase Company common stock at $.50 per share until November 23, 1984 ("Series A warrants") and 3,650,000 warrants to purchase Company common stock at $1.00 per share until April 23, 1985 ("Series B warrants") in connection with the sale to its shareholders of 3,650,000 units, consisting of two shares of common stock, two Series A warrants and one Series B warrant, at $1.00 per unit. On October 15, 1984, the Company extended the expiration date for the Series A warrants and Series B warrants to November 23, 1985 and April 23, 1986, respectively.

        On March 31, 1986, the Company extended the expiration date of the Series A and B warrants to April 23, 1987 and the exercise price of such warrants was reduced to $.20 per share. As a result, the terms of the Series A and B warrants were identical. There were 9,446,286 Series A and B warrants outstanding at December 31, 1986. In 1987, 7,613,551 Series A and Series B warrants were exercised. As a result, the Company issued 7,613,551 shares of common stock and received $1,522,710 of additional equity. The remaining 1,832,735 of Series A and Series B warrants expired on April 23, 1987.

        During the year ended December 31, 1983, the shareholders approved an incentive stock option plan for the Company's employees. Two million shares of common stock were reserved for issuance under the plan. Under the plan, options may be granted to purchase shares of the Company's stock at a price equal to at least the average of the closing bid and asked prices of the Company's stock on the date of grant. The options generally become exercisable upon the achievement of certain milestones in the development of the Company's products. The options terminate after ten years from the date of grant or after termination of the individual's services to the Company, whichever comes first. No charge to income will result from the grant or exercise of the options. As of December 31, 1996 and 1995, there were no options outstanding under the employee incentive stock option plan.

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994



10.     Shareholders' equity (Continued)

        In December 1988, the Company sold 1,000 shares of its preferred stock-Series A for $100,000 ($100 per share). Each share of preferred stock-Series A is convertible, upon the option of the holder, into 1,250 shares of common stock. In addition, the holders of the preferred stock-Series A shall have the right to vote on all matters as to which holders of common stock have a right to vote, and such voting rights shall be exercised on an as-converted basis.

        In June 1989, the Company sold 2,000 shares of its preferred stock-Series B for $200,000 ($100 per share). The preferred stock-Series B is non-voting and does not participate in dividends. Each share of the preferred stock-Series B is entitled to a liquidation preference of $100. These shares are redeemable for cash at the option of the Company at $105 per share.

        In September 1989, the Company issued 1,250 shares of its preferred stock-Series B to an officer in exchange for $125,000 of a demand note payable. In April, 1996 the Company amended its resolution of June 1989, which authorized preferred stock, Series B, to allow shares to be convertible, upon the option of the holder, into 3,500 shares of common stock.

        The Company has authorized 1,000 shares of preferred stock-Series C, none of which was issued at December 31, 1995 and 1994. Each share of preferred stock-Series C is convertible, upon the option of the holder, into 10,000 shares of common stock and does not participate in dividends. In addition, the holders of the preferred stock-Series C shall have the right to vote on all matters as to which holders of common stock have a right to vote, and such voting rights shall be exercised on an as-converted basis.

        Between June and December, 1995, the Company authorized 5,000 and issued 3,000 shares of its preferred stock-Series D for $300,000 ($100 per share). Between January and July 1996, the Company authorized an additional 5,000 shares and issued an additional 5,050 shares of its preferred stock-Series D for $505,000 ($100 per share). Each share of preferred stock-Series D is convertible, upon the option of the holder, into 2,000 shares of common stock. Each share of the preferred stock-Series D is entitled to a liquidation preference of $100. These shares are redeemable for cash at the option of the Company at $120 per share any time on or after May 1, 1997. In addition,

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994


10.     Shareholders' equity (Continued)

        the holders of the preferred stock-Series D shall have the right to vote on all matters as to which holders of common stock have a right to vote, and such voting rights shall be exercised on an as-converted basis.

        In July 1996, all holders of preferred stock - Series A, B and D converted their shares of preferred stock into common stock of the Company, pursuant to the formulas in the respective preferred stock agreements. The total number of shares of common stock issued as a result of these conversions was 28,725,000, including 7,000,000 to IMRC and 4,375,000 to the Company's president.

        In February 1995, the Company granted to non-employees common stock options for 10,000,000 shares, exercisable at .01 per share. In January and February 1996, the Company granted common stock options to non-employees for 6,000,000 shares, exercisable at .02 per share. These options were issued in exchange for various services performed on the Company's behalf. Transfer of the shares, issued upon the exercise of the options, will be restricted subject to registration requirements of the Securities Act of 1933 or an exemption from such requirements such as Rule 144 of the SEC. The fair value of these options was estimated on the grant dates using the Black-Scholes option-pricing model with the following assumptions used for 1996 and 1995:

                                                   1996           1995
                                                 -------        -------
        Dividend yield                                 0%             0%
        Expected volatility                     125%-132%           138%
        Risk-free interest rate                        6%             6%
        Expected life                             2 years      2-4 years
        Discount for lack of marketability            35%            35%
        Estimated fair value                      $75,530        $87,750

        The estimated fair value of these options is included in other development stage expenses in the accompanying financial statements.

        In May 1996, the Company issued a stock option to an employee for 250,000 shares, exercisable at .05 per share. Transfer of the shares, issued upon the exercise of the options, will be restricted subject to registration requirements of the Securities Act of 1933 or an exemption from such requirements such as Rule 144 of the SEC. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation."

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994


10.     Shareholders' equity (Continued)

        Accordingly, no compensation cost has been recognized for this option. Had compensation costs been recognized for this option, the Company's 1996 net loss would have been increased by $10,644 and there would have been no effect on the Company's loss per common share. This estimated fair value was also based on the Black-Scholes option-pricing model with the following assumptions: Dividend yield of 0%; expected volatility of 128%; risk-free interest rate of 6%; expected life of 2 years; discount for lack of marketability of 35%.

        Stock options granted by the Company during 1995 and 1996 vested upon issuance and expire in two to four years from the date of grant.

        A summary of stock option activity is as follows:

                                                  1996             1995
                                               ----------       ----------
        Stock options, beginning of year       10,000,000                0
        Options issued                          6,250,000       10,000,000
        Options terminated or expired                   0                0
                                               ----------       ----------
        Stock options, end of year             16,250,000       10,000,000
                                               ==========       ==========

11.     Income taxes

        The Company has available at December 31, 1996, unused operating loss carryforwards and tax credits, which may provide future tax benefits expiring as follows:

        Year of expiration            Carryforwards       Credits
        ------------------            -------------       --------
               1997                   $   384,000         $224,000
               1998                       766,000
               1999                     1,055,000            7,000
               2000                     1,642,000            2,000
               2001                     1,781,000
               2002                     1,617,000
               2003                     1,364,000
               2004                     1,105,000
               2005                       788,000
               2006                       434,000
               2007                       278,000
               2008                       250,000
               2009                       308,000
               2010                       401,000
               2011                       643,000
                                      -----------         --------
                                      $12,816,000         $233,000
                                      ===========         ========

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994



11.     Income taxes (Continued)

        The tax effects of temporary differences that give rise to deferred tax assets at December 31, 1996 and 1995 are as follows:

                                          1996            1995
                                       ----------       ---------
Net operating loss carryforwards       $4,357,000       $4,220,000
Tax credits                                79,000           79,000
Accrued payroll, officer                  228,000          193,000
Stock options outstanding                  55,000           30,000
Other temporary differences                14,000
                                       ----------       ----------
                                        4,733,000        4,522,000
Less valuation allowance                4,733,000        4,522,000
                                       ----------       ----------

   Net deferred tax asset              $      -0-       $      -0-
                                       ==========       ==========

        SFAS No. 109 requires that the Company record a valuation allowance when it is "more likely than not that some portion or all of the deferred tax assets will not be realized." It further states that "forming a conclusion that a valuation allowance is not needed is difficult when there is negative evidence such as cumulative losses in recent years." As the ultimate utilization of net operating loss carryforwards and tax credits depends on the Company's ability to generate sufficient taxable income in the future, the losses in recent years and the Company's desire to be conservative make it appropriate to record a valuation allowance.

12.     Commitments and contingencies

        Lease

        The Company leases its executive offices under a noncancellable operating lease which expires in September 1998. The minimum future rental payments required under this lease are $40,035 in 1997 and $30,026 in 1998.

        Rent expense was $39,333, $33,861 and $31,206 for the years ended December 31, 1996, 1995 and 1994, respectively.

        Liens

        Included in accounts and notes payable are liabilities totalling $372,526 (1996) and $392,526 (1995), for which certain vendors and officers have secured liens against the all of Company's assets totalling $174,187 (1996) and $133,650 (1995).

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994


12.     Commitments and contingencies (Continued)

        Consulting arrangement

        The Company formed a Salitron Medical Advisory Board whose chairman is entitled to receive compensation in the amount of $25,000 at December 31, 1995. In addition, upon serving a minimum of two years, board members are entitled to certain shares of the Company's common stock. In 1996, 300,000 shares valued at $9,000 were issued under this arrangement.

        Legal matters

        Convertible debenture offering

        In 1989 Biosonics, Inc. raised $207,000 through a public offering of its 11.5% convertible debentures. The Company terminated the offering prior to completion, as the Company was unable to raise the minimum specified in the offering document. Debentures were not issued and amounts were not returned to the investors with the exception of $4,000. Subsequently, $16,000 of said amount was converted into 1,180,000 shares of common stock. The Company has accrued interest on these funds totalling $153,599 and $132,094 at December 31, 1996 and 1995,
        respectively. The Company plans to repay the investors, with interest, when there is sufficient cash flow to permit such repayments.

        Unissued securities

        In 1996, Biosonics, Inc. received $40,000 from two individuals for 800,000 shares of common stock which were issued upon the initial closing of the Company's private placement in April 1997. In 1990 and 1992 Biosonics raised $271,000 for common and convertible preferred shares. The shares were unissued since the Company's number of authorized shares would have been exceeded. In 1996, with the approval of shareholders, the authorized number of shares was increased and these shares were issued.

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994


12.     Commitments and contingencies (Continued)

        Legal matters (Continued)

        Unissued Securities (Continued)

        During 1993 and 1994, IMRC borrowed an aggregate of $335,000, $120,000 of which was pursuant to loans that were convertible into Biosonics common stock owned by IMRCH, at $.01 and $.02 per share. With respect to $215,000 of the loans, IMRCH agreed to issue to the lenders 3,000,000 shares of Biosonics common stock owned by IMRCH. These shares were issued by IMRCH in 1996. In addition, during 1994, IMRCH raised $190,161 through the sale of Biosonics common stock owned by IMRCH at a range of $.02 to $.05 per share. In 1996, Biosonics assumed the obligations of the IMRC loans totaling $335,000. In addition, Biosonics assumed IMRC's obligation in connection with the $190,161 raised by IMRC for the sale of Biosonics stock. Biosonics also assumed $68,207 in loans and accrued interest owed to family members of the Company's president by IMRC. These obligations were then settled by Biosonics through the conversion of these liabilities into 15,368,820 shares of Biosonics common stock.

        Compliance with Section 16(a) of the Exchange Act

        Section 16(a) of the Securities Exchange Act of 1934 requires officers, directors and entities owning more than ten per cent of a Company's common stock to file reports of changes in ownership with the SEC and to provide the Company with copies of such forms.

        The Company has noted that IMRCH may have been required to file and has not filed required forms reporting the transactions described in the preceding paragraph. In addition, the Company's president did not file required forms reflecting gifts aggregating approximately 3,800,000 shares of the Company's stock in 1992, 1993 and 1996, and the conversions of preferred stock to common stock in 1996.

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994


12.     Commitments and contingencies (Continued)

        Legal matters (Continued)

        Other

        The Company and its president were parties to a lawsuit filed by a shareholder in March 1996 in connection with certain of the Company's common stock restricted under Rule 144 of the Securities Exchange Act. The suit alleged that the Company and its President failed to provide documentation to the shareholder for release of the Rule 144 restriction. The shareholder sought damages in excess of $50,000. The lawsuit was settled and voluntarily terminated by the shareholder in May 1996. Neither the Company or its president incurred any liability in connection with resolution of the matter.

13.     Supplemental disclosure of cash flow information

                                                                            Period from
                                                                            November 13,
                                     Year Ended December 31,              1980 (Inception)
                             -------------------------------------         to December 31,
                               1996           1995            1994              1996
                               ----           ----            ----         ----------------
        Cash paid for
          Interest             $-0-           $128            $-0-             $33,031
                               ====           ====            ====             =======

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994



13.     Supplemental disclosure of cash flow information (Continued)

        Supplemental schedule of noncash financing activities

        The Company issued the following amounts of common stock for noncash consideration:

                                                                                          Period from
                                                                                          November 13,
                                              Year Ended December 31,                   1980 (Inception)
                                       ------------------------------------             to December 31,
                                         1996              1995        1994                  1996
                                       --------          ---------     ----             ----------------
        Common stock not
         previously
         issued                        $271,000                                           $  271,000
        Employee
         compensation,
         consulting
         services                        82,750                                              536,959
        Services provided
         in exchange for
         stock options                   75,530            87,750                            163,280
        Loan origination
         fee                                                                                   4,000
        Acquisition of
         product rights                                                                       12,501
        Repayment of
         accrued expenses
         to IMRC                        197,524                                              197,524
        Interest expense                  3,000                                                3,000
        Repayment of
         notes payable
         to IMRC                        182,444                                              182,444
                                       --------           -------      -----              ----------

                                       $812,248           $87,750      $ -0-              $1,370,708
                                       ========           =======      =====              ==========

        In September 1989, preferred stock-Series B was issued upon the conversion of $125,000 of demand note payable.

        In 1993, the Company converted accounts payable to a note payable on demand for $68,000.

14.     Interest expense

        Interest expense for the years ended December 31, 1996, 1995, and 1994 was $55,608, $66,742 and $52,129, respectively.

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994



14.     Interest expense (Continued)

        Included in interest expense is $11,917, $13,591 and $11,872 for loans from the Company's president for the years ended December 31, 1996, 1995 and 1994, respectively.

        Also included in interest expense is $14,595, $27,646 and $15,193 for a loan from IMRC for the years ended December 31, 1996, 1995 and 1994, respectively.

15.     Other development stage expenses

        Other development stage expenses consist primarily of salaries, rent and utilities, interest and marketing costs.

16.     Quarterly results, as restated (Unaudited)

                                                Gross
                                                Profit                           Net Loss
                                  Sales         (Loss)          Net Loss         Per Share
                                 -------       --------        ---------        -----------
        1996 - 1st Quarter       $17,516       $  8,918        ($177,353)       ($      .00)
               2nd Quarter        11,609          3,855         (142,381)              (.00)
               3rd Quarter         5,786         (1,164)        (324,708)              (.00)
               4th Quarter         5,863         (1,043)        (132,955)              (.00)
                                 -------       --------        ---------        -----------

                  Total          $40,774       $ 10,566        ($777,397)       ($      .00)
                                 =======       ========        =========        ===========


        1995 - 1st Quarter      $ 10,595       $  3,618        ($244,453)       ($      .00)
               2nd Quarter        11,931          3,833         (158,632)              (.00)
               3rd Quarter        23,190          5,168         (114,027)              (.00)
               4th Quarter        16,790          7,907          (92,373)              (.00)
                                 -------       --------        ---------        -----------

                  Total          $62,506       $ 20,526        ($609,485)       ($      .00)
                                 =======       ========        =========        ===========


        1994 - 1st Quarter       $ 4,636       $  4,592        ($ 66,160)       ($      .00)
               2nd Quarter         6,680           (581)         (72,732)              (.00)
               3rd Quarter         5,248         (1,979)         (85,605)              (.00)
               4th Quarter         5,375          2,090         (198,094)              (.00)
                                 -------       --------        ---------        -----------

                  Total          $21,939       $  4,122        ($422,591)       ($      .00)
                                 =======       ========        =========        ===========

                                 BIOSONICS, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994



16.      Quarterly results, as restated (Unaudited)(Continued)

         The following is a reconciliation of 1996 and 1995 quarterly results (unaudited) as originally reported in the Company's Form 10-Q filings adjusted for reclassifications of costs of goods sold, previously unrecorded non-employee stock options in the quarters ended March 31, 1996 and 1995, and an overstatement of interest expense for the quarter ended September 30, 1996:

                                   Gross profit
                                     (loss) as                 Gross profit
                                     originally                 (loss) as
                                     reported     Adjustment     Adjusted
                                    ------------  -----------   ---------
          1996 - 1st Quarter        $  14,461     $(  5,543)    $   8,918
                 2nd Quarter           (1,502)        5,357         3,855
                 3rd Quarter           (1,164)                     (1,164)
                 4th Quarter           (1,229)          186        (1,043)
                                    ---------     ---------     ---------
                                    $  10,566         $ -0-     $  10,566
                                    =========     =========     =========

                                    Net loss as                  Net loss
                                    originally                  (Restated)
                                    reported      Adjustment    as adjusted
                                    ------------  -----------   ----------
          1996 - 1st Quarter        $(101,823)    $( 75,530)    $(177,353)
                 2nd Quarter         (142,381)                   (142,381)
                 3rd Quarter         (354,708)       30,000      (324,708)
                 4th Quarter         (132,955)                   (132,955)
                                    ---------    ----------     ---------
                                    $(731,867)    $( 45,530)    $(777,397)
                                    =========     =========     =========
                                    Net loss as                  Net loss
                                    originally                  (Restated)
                                     reported      Adjustment   as adjusted
                                    ------------  -----------   ---------
          1995 - 1st Quarter        $(156,703)    $( 87,750)    $(244,453)
                 2nd Quarter         (158,632)                   (158,632)
                 3rd Quarter         (114,027)                   (114,027)
                 4th Quarter          (92,373)                    (92,373)
                                    ---------     ---------     ---------
                                    $(521,735)    $( 87,750)    $(609,485)
                                    =========     =========     =========

         The Company filed an amended Form 10-Q for the quarter ended September 30, 1996 concurrent with its annual Form 10-K filing for the year ended December 31, 1996.
                                                                            F-31

                                 BIOSONICS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                           BALANCE SHEETS (UNAUDITED)

-------------------------------------------------------------------------------


                                   ASSETS

                                                                                               Unaudited             DECEMBER
                                                                                                SEPTEMBER            31, 1996
                                                                                                30, 1997
                                                                                               ------------        ------------
Current Assets

         Cash (including interest bearing deposits of $10 in 1997                              $        260        $        260
         and 1996)
         Accounts receivable (net of allowance for doubtful                                           5,827               8,196
               accounts of $2,000 in 1997 and 1996)
         Advances from IMRC                                                                         125,012              77,997
         Loan Receivables                                                                            15,000                --
         Inventory                                                                                   62,695              64,271
         Prepaid expenses and other current assets                                                    6,571                  25
                                                                                               ------------        ------------
              Total current assets                                                                  215,365             150,749
Equipment, furniture and leaseholds, net of accumulated
      depreciation                                                                                   10,504              15,007
Deposits                                                                                              8,431               8,431
                                                                                               ------------        ------------
                      Total assets                                                             $    234,300        $    174,187
                                                                                               ============        ============

                             LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities

         Notes payable, officer and affiliate                                                  $     99,000        $    115,000
         Notes payable, other                                                                       128,000             173,000
         Accrued payroll, officer                                                                   746,750             669,500
         Accrued interest, officer and affiliate                                                     64,130              55,905
         Accrued interest, other                                                                    192,129             173,131
         Accounts payable and other accrued expenses                                                863,048             824,790
         Advances from affiliates                                                                    62,450              62,450
         Payments received from unissued debentures                                                 187,000             187,000
         Proceeds from unissued securities                                                                0              40,000
                                                                                               ------------        ------------
                      Total current Liabilities                                                   2,342,507           2,300,776
                                                                                               ------------        ------------
Shareholders' deficit
         Common stock - authorized 750,000,000 shares at .0001                                       30,636              28,787
             par value; issued and outstanding 306,364,536 and
             287,863,936 shares at September 30, 1997 and
             December 31, 1996 respectively
         Capital in excess of par value                                                          12,468,180          11,763,002
         Notes receivable from sale of stock                                                        (95,000)               --
         Deficit accumulated during development stage                                           (14,512,023)        (13,918,378)
                                                                                               ------------        ------------
             Total shareholders' deficit                                                         (2,108,207)         (2,126,589)
                                                                                               ------------        ------------
                      Total liabilities and shareholders, deficit                              $    234,300        $    174,187
                                                                                               ============        ============


-------------------------------------------------------------------------------

The accompanying note is an integral part of these financial statements.

                                 BIOSONICS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE
                         STATEMENTS OF LOSS (UNAUDITED)


----------------------------------------------------------------------------------------------------------------------------------
                                                 NINE MONTHS ENDED        THREE MONTHS ENDED              11/13/80 (INCEPTION) TO
                                                   SEPTEMBER 30,              SEPTEMBER 30,                    SEPTEMBER 30,
                                                1997          1996          1997          1996             1997             1996
                                             ---------     ---------     ---------     ---------     ------------     ------------
Sales                                        $  18,679     $  34,911     $   5,129     $   5,786     $    856,056     $    831,514
Cost of sales                                   12,459        23,116         4,162         6,950          557,444          537,893
                                             ---------     ---------     ---------     ---------     ------------     ------------
      Gross Profit                               6,220        11,795           967        (1,164)         298,612          293,621
                                             ---------     ---------     ---------     ---------     ------------     ------------
Development stage expenses
      Research and development costs                 0             0             0             0        4,166,054        4,144,553
      Professional fees                        187,329       109,691        54,740        72,691        2,939,816        2,732,128
      Other development stage expenses         416,824       471,091       129,279       250,853        8,582,383        7,912,411
                                             ---------     ---------     ---------     ---------     ------------     ------------
         Total development stage expenses      604,153       580,782       184,019       323,544       15,688,253       14,789,092
Less: Revenue from cost recovery
     program                                        --            --            --            --          118,085          118,082
                                             ---------     ---------     ---------     ---------     ------------     ------------
      Net development stage expenses           604,153       580,782       184,019       323,544       15,570,168       14,671,010

Other income
      Investment and other income                4,288            75         2,071            --          731,913          727,626
      Management fees                                                                                      20,000           20,000
      Gain on sale of equipment                     --            --            --            --            7,620            7,620
                                             ---------     ---------     ---------     ---------     ------------     ------------
           Total other income                    4,288            75         2,071            --          759,533          755,246
                                             ---------     ---------     ---------     ---------     ------------     ------------
Net loss                                     $(593,645)    $(568,912)    $(180,981)    $(324,708)    $(14,512,023)    $(13,622,143)
                                             =========     =========     =========     =========     ============     ============
Loss per common share                        ($    .00)    ($    .00)    ($    .00)    ($    .00)    ($       .05)    ($       .06)
                                             =========     =========     =========     =========     ============     ============

-------------------------------------------------------------------------------

The accompanying note is an integral part of these financial statements.

                                 BIOSONICS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
           STATEMENTS OF DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE
                                   (UNAUDITED)

-------------------------------------------------------------------------------

                              NINE MONTHS ENDED                     11/13/80 (INCEPTION) TO
                                 SEPTEMBER 30,                           SEPTEMBER 30,
                            1997                1996                1997                1996
                        ------------        ------------        ------------        ------------
Beginning balance       $(13,918,378)       $(13,053,231)       $         --        $         --

Net Loss                    (593,645)           (568,912)        (14,512,023)        (13,622,143)
                        ------------        ------------        ------------        ------------

Ending Balance          $(14,512,023)       $(13,622,143)       $(14,512,023)       $(13,622,143)
                        ============        ============        ============        ============

-------------------------------------------------------------------------------

The accompanying note is an integral part of these financial statements.

                                 BIOSONICS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

-------------------------------------------------------------------------------


                                                                          NINE MONTHS ENDED            11/13/80 (INCEPTION) TO
                                                                             SEPTEMBER 30                    SEPTEMBER 30
                                                                         1997           1996            1997              1996
                                                                      ---------      ---------      ------------      ------------
Cash flows used in operating activities
        Net loss                                                      $(593,645)     $(568,912)     $(14,512,023)     $(13,622,143)
                                                                      ---------      ---------      ------------      ------------
Adjustments to reconcile net loss to net cash used
        Depreciation and amortization                                     4,503          4,005           383,190           372,688
        Increase (decrease) in allowance for doubtful accounts               --             --             2,000             6,000
        Increase (decrease) in reserve for inventory obsolescence            --             --            27,000            40,000
        Loss on lease abandonment                                            --             --            19,550            19,550
        Gain on sale of fixed assets                                         --             --            (7,620)           (7,620)
        Common stock issued for services                                 29,500        167,750           573,459           625,959
        Common stock options issued for services                         14,398             --           177,678                --
        Common stock issued for interest                                 10,000             --            10,000                --
        Common stock issued for product rights                               --             --            12,501            12,501
        Change in
             Accounts receivable                                          2,369         15,331            (7,827)          (11,682)
             Inventory                                                    1,576          5,004           (89,695)         (105,080)
             Prepaid expenses and other current assets                   (6,546)         3,998            (6,571)           (4,853)
             Accrued payroll, officer                                    77,250         77,250           746,750           643,750
             Accrued interest, officer and affiliates                     8,225         24,024           138,333           127,630
             Accrued interest, other                                     18,998         18,976           192,129           166,814
             Accounts payable and accrued expenses                       38,258        (21,297)          931,049           895,835
             Advances from (to) affiliates                              (45,416)         3,871            62,358            28,442
                                                                      ---------      ---------      ------------      ------------
                  Total adjustments                                     153,115        298,912         3,164,284         2,809,934
                                                                      ---------      ---------      ------------      ------------
        Net cash used in operating activities                          (440,530)      (270,000)      (11,347,739)      (10,812,209)
                                                                      ---------      ---------      ------------      ------------
Cash flows from investing activities

        Sale of fixed assets                                          $      --      $      --      $     10,825      $     10,825
        Capital expenditures                                                 --             --          (363,305)         (363,305)
        Issuance of note receivable                                     (15,000)            --           (45,000)          (30,000)
        (Increase) decrease in deposits                                      --             --            (8,431)           (8,431)
        Decrease in note receivable                                          --             --            30,000            30,000
        Decrease in capitalized patents                                      --             --           (45,690)          (45,690)
                                                                      ---------      ---------      ------------      ------------
        Net cash used in investing activities                           (15,000)            --          (421,601)         (406,601)
                                                                      ---------      ---------      ------------      ------------


--------------------------------------------------------------------------------

The accompanying note is an integral part of these financial statements.

                                 BIOSONICS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                                   (UNAUDITED)

-------------------------------------------------------------------------------


                                                                      NINE MONTHS ENDED              11/13/80 (INCEPTION) TO
                                                                         SEPTEMBER 30                     SEPTEMBER 30
                                                                     1997            1996             1997              1996
                                                                  ---------      -----------      ------------      ------------
Cash flows from financing activities

        Proceeds for bonds unissued                               $      --      $        --      $    190,000      $    190,000
        Repayments for bonds unissued                                    --               --            (3,000)           (3,000)
        Proceeds for common stock unissued                               --               --           311,000           271,000
        Principal payments of note payable                          (61,000)        (235,000)         (368,000)         (307,000)
        Proceeds from issuance of note payable                           --               --           834,444           789,444
        Increase in capitalized organization costs                       --               --            (7,453)           (7,453)
        Proceeds from issuance of preferred stock                        --          505,000         1,105,000         1,105,000
        Proceeds from issuance of common stock                      516,530               --         9,707,609         9,181,079
                                                                  ---------      -----------      ------------      ------------
Net cash provided by financing activities                           455,530          270,000        11,769,600        11,219,070
                                                                  ---------      -----------      ------------      ------------

Net increase decrease in cash and cash equivalents                       --               --               260               260
Cash and cash equivalents, beginning                                    260              260                --                --
                                                                  ---------      -----------      ------------      ------------
Cash and cash equivalents, ending                                 $     260      $       260      $        260      $        260
                                                                  =========      ===========      ============      ============

Schedule of noncash financing transactions:
Issuance of common stock for non cash consideration:

        Common stock unissued                                     $  40,000      $   271,000      $    311,000      $    271,000
        From Loan Receivable                                         95,000               --            95,000                --
        Repayment of notes payable to IMRC                               --          182,444           182,444           182,444
        Repayment of accrued expenses to IMRC                         1,600          197,524           199,124           197,524
        Employee compensation, consulting services                   29,500           82,750           566,459           536,959
        Services provided in exchange for stock options              14,398           75,530           177,678           163,280


        Interest Expense                                             10,000            3,000            13,000             3,000
        Loan origination fee                                             --               --             4,000             4,000
        Acquisition of product rights                                    --               --            12,501            12,501
                                                                  ---------      -----------      ------------      ------------
                                                                  $ 190,498      $   812,248      $  1,561,206      $  1,370,708
                                                                  =========      ===========      ============      ============

------------------------------------------------------------------------------

The accompanying note is an integral part of these financial statements.

                                 BIOSONICS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
               STATEMENT OF SHAREHOLDERS' EQUITY - PAID-IN CAPITAL
               NOVEMBER 13, 1980 (INCEPTION) TO SEPTEMBER 30, 1997

                                   (UNAUDITED)

-------------------------------------------------------------------------------

 DATE STOCK                                         PRICE PER
   ISSUED            NUMBER OF SHARES                 SHARE          AMOUNT RECEIVED          NOTES
   ------            ----------------                 -----          ---------------          -----
  1/13/81              150,000,000               $      .0001          $   15,001               (A)
  1/31/81                4,400,000                      .025              110,000               (B)
    1981                   400,000                      .025               10,000               (C)
    1981                20,000,000                      .05             1,000,000               (B)
    1982                    20,000                      .40                 8,000               (C)
    1982                    97,500                      .20                19,500               (C)
    1982                 1,000,000                      .06                60,100               (D)
    1983                    52,500                      .20                10,500               (C)
    1983                    75,000                      .305               22,875               (E)
    1983                    25,000                      .235                5,875               (E)
    1983                    20,000                      .50                10,000               (C)
  12/29/83               7,300,000                      .50             3,650,000               (F)
    1984                       390                     1.00                   390               (G)
    1984                     5,948                      .50                 2,975               (G)
    1984                     1,000                      .375                  375               (C)
    1984                    72,500                      .25                18,125               (C)
    1984                     2,000                      .375                  750               (H)
    1984                     4,000                      .25                 1,000               (C)
    1984                   350,000                      .20                70,000               (C)
    1985                    26,500                      .281                7,453               (C)
    1985                    20,000                      .25                 5,000               (H)
    1985                       500                      .50                   250               (G)
    1985                     5,000                      .344                1,719               (C)
    1985                        50                     1.00                    50               (G)
    1985                     2,000                      .375                  750               (H)
    1985                     7,500                      .156                1,172               (C)
    1986                     6,882                      .50                 3,472               (G)
    1986                    85,000                      .1875              15,938               (H)
    1986                    11,650                      .281                3,276               (H)
    1986                   100,000                      .219               21,875               (H)
    1986                10,665,000                      .181            1,929,737               (I)
    1986                   202,000                      .156               31,562               (H)
    1986                    70,000                      .313               21,875               (H)
    1986                   134,855                      .20                26,939               (H)
    1987                 7,613,551                      .20             1,522,710               (G)
    1987                   476,110                      .295              140,478               (H)
    1987                     7,000                      .159                1,113               (B)
    1987                    15,000                      .312                4,687               (C)
    1987                   240,000                      .20                48,000               (B)
    1987                   100,000                      .218               21,875               (C)
    1988                   125,000                      .25                31,250               (C)
    1988                     2,500                      .218                  547               (H)
    1988                    10,000                      .20                 2,000               (G)

--------------------------------------------------------------------------------

The accompanying note is an integral part of these financial statements.

                                 BIOSONICS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
               STATEMENT OF SHAREHOLDERS' EQUITY - PAID-IN CAPITAL
               NOVEMBER 13, 1980 (INCEPTION) TO SEPTEMBER 30, 1997
                                   (UNAUDITED)

-------------------------------------------------------------------------------

DATE STOCK                                               PRICE PER
 ISSUED              NUMBER OF SHARES                      SHARE          AMOUNT RECEIVED       NOTES
 ------              ----------------                      -----          ---------------       -----
   1988                   100,000                           .25             25,000               (B)
   1988                 4,227,000                           .20            845,400               (B)
   1988                    25,000                           .156             3,906               (C)
   1988                    11,000                           .013               143               (H)
   1989                   400,000                           .080            32,000               (B)
   1989                     3,000                           .0938              282               (H)
   1989                   100,000                           .080             8,000               (B)
   1990                    25,000                           .010               250               (H)
   1990                20,311,000                           .010           203,110               (B)
   1990                10,500,000                           .010           105,000               (B)
   1991                 1,100,000                           .010            11,000               (B)
   1991                   100,000                           .010             1,000               (H)
   1991                    48,000                           .0625            3,000               (J)
   1991                    32,000                           .0625            2,000               (J)
   1991                 1,100,000                           .010            11,000               (J)
   1991                 1,100,000                           .010            11,000               (B)
   1991                   400,000                           .010             4,000               (C)
   1995                        --                                           87,750               (Q)
   1996                 1,250,000                           .08            100,000               (K)
   1996                11,375,000                           .0286          325,000               (K)
   1996                16,100,000                           .05            805,000               (K)
   1996                 1,300,000                           .01             13,000               (L)
   1996                12,900,000                           .02            258,000               (L)
   1996                   300,000                           .03              9,000               (M)
   1996                   280,000                           .05             14,000               (M)
   1996                   400,000                           .08             32,000               (M)
   1996                   100,000                           .065             6,500               (M)
   1996                   250,000                           .085            21,250               (M)
   1996               (15,368,820)                                             -0-               (N)
   1996                   420,000                          0.0238           10,000               (L)
   1996                11,150,000                          0.02            223,000               (L)
   1996                   428,600                           .035            15,000               (L)
   1996                   250,000                           .04             10,000               (L)
   1996                 1,075,220                           .05             53,761               (L)
   1996                   350,000                           .0258            9,032               (J)
   1996                 1,695,000                           .0345           59,175               (J)
   1996                    75,000                          0.04              3,000               (O)
   1996                   200,000                          0.05             10,000               (B)
   1996                        --                                           75,530               (Q)
   1997                   550,000                          0.05             27,500               (M)
   1997                   200,000                          0.05             10,000               (O)

-------------------------------------------------------------------------------

The accompanying note is an integral part of these financial statements.

                                 BIOSONICS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
               STATEMENT OF SHAREHOLDERS' EQUITY - PAID-IN CAPITAL
               NOVEMBER 13, 1980 (INCEPTION) TO SEPTEMBER 30, 1997
                                   (UNAUDITED)

------------------------------------------------------------------------------------------------------------------------
      DATE STOCK                                                   PRICE PER
       ISSUED                      NUMBER OF SHARES                  SHARE                  AMOUNT RECEIVED     NOTES
       ------                      ----------------                  -----                  ---------------     -----
        1997                              5,000,000                    0.01                          50,000       (P)
        1997                              1,000,000                    0.02                          20,000       (P)
        1997                                      -                                                  14,398       (Q)
        1997                             11,130,600                    0.05                         556,530       (R)
        1997                                500,000                    0.05                          25,000       (P)
        1997                                 40,000                    0.05                           2,000       (M)
        1997                                 80,000                    0.02                           1,600       (L)


TOTAL SHARES - COMMON STOCK                                                                    306,364,536
                                                                                             =============

TOTAL PAID-IN CAPITAL                                                                        $  12,972,311
LESS: Notes Receivable for Stock Purchase                                                           95,000
LESS: Offering Expenses                                                                            473,495
                                                                                             -------------
NET PAID-IN CAPITAL - COMMON STOCK                                                           $  12,403,816
                                                                                             =============


-------------------------------------------------------------------------------

The accompanying note is an integral part of these financial statements.

                                 BIOSONICS, INC
                        (A DEVELOPMENT STAGE ENTERPRISE)
               STATEMENT OF SHAREHOLDERS' EQUITY - PAID-IN CAPITAL
               NOVEMBER 13, 1980 (INCEPTION) TO SEPTEMBER 30, 1997

                                   (UNAUDITED)

-------------------------------------------------------------------------------

NOTES

(A)   $1 additional was paid on stock certificate #3.

(B)   Cash Purchases.

(C) Represents stock issued in consideration for services rendered. The value assigned was based on the fair market value of the stock on the date the transaction was authorized.

(D) 1,000,000 common stock warrants were issued to the underwriter, Monarch Funding Corporation, at par value ($.0001). On November 15, 1982, these warrants were exercised at $.06 per share.

(E) Represents stock issued in consideration for services rendered and $7,500 cash. The value assigned was based on the fair market value of the stock on the date the transaction was authorized.

(F) Stock issued as part of unit offering. Each unit consisted of 2 shares common stock, 2 Series "A" warrants and 1 Series "B" warrant. No separate value was assigned to the warrants.

(G)   Issued pursuant to the exercise of warrants described in (F).

(H)   Issued pursuant to the employee incentive stock bonus plan.

(I) Issued as part of an offering completed March 26, 1986 for cash and redemption of warrants described in (F).

(J)   Liabilities converted to common stock.

(K)   Preferred Stock transferred to Common Stock as per agreement.

(L) Issued stock for monies received during time when common stock was not able to be issued.

(M)   Issued stock as payment for services rendered.

(N)   Shares contributed by IMRCH.

(O)   Issued stock as payment for services rendered.

(P)   Issued pursuant to exercising stock purchase option.

(Q)   Stock Options granted.

(R)   Issued pursuant to a private offering.

-------------------------------------------------------------------------------

The accompanying note is an integral part of these financial statements.

                                 BIOSONICS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTE TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997

-------------------------------------------------------------------------------


NOTE 1 The unaudited financial statements presented herein have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-K annual report for the year ended December 31, 1996. In the opinion of management, these financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the Company's financial position and results of operations. The results of operations for the nine-month period ended September 30, 1997 may not be indicative of the results that may be expected for the year ending December 31, 1997.

-------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the provisions for indemnification of directors and officers in the Pennsylvania Business Corporation Law, the Company's Bylaws provide for indemnification of directors and officers for all expenses, liability and loss (including attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such persons in legal proceedings unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Such right to indemnification includes the right to have expenses incurred by an indemnitee is defending any proceeding paid by the Company in advance of final disposition thereof, provided that the indemnitee must provide an understanding to repay all amounts advanced without interest if it is ultimately determined that such person is not entitled to indemnification under the Bylaws or otherwise. The Bylaws of the Company also avail directors of the Pennsylvania law limiting directors' liability for money damages except in those cases where they have breached their fiduciary duty and such breach constitutes self-dealing, willful misconduct or recklessness.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee.........................   $   1,393
Blue sky fees............................   $   4,000*
Legal fees and expenses..................   $  22,200*
Accountants' fees and expenses...........   $   6,000*
Miscellaneous............................   $     407*
                                               ======
                  Total..................   $  34,000*
                                               ======

---------------

*Estimated.

         The Company will bear all of the foregoing expenses.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         In July 1996, the Company amended its Articles of Corporation pursuant to which the Company increased the authorized number of shares of Common Stock from 250,000,000 shares to 750,000,000 shares. On July 30, 1996, all stock that had been previously purchased but unissued due to the unavailability of shares of authorized Common Stock of the Company were issued. The total number of shares issued was 14,200,000 shares. In addition, all holders of Preferred Stock, including Series A, Series B and Series D, converted their shares of Preferred Stock into Common Stock of the Company pursuant to the formula set forth in their respective preferred stock agreements. The Series D Preferred Stock terms were amended in May 1996 to increase the available Preferred Stock from 5,000 shares to 10,000 shares. The Series B Preferred Stock terms were amended in April 1996 to allow the holders of Series B to convert their stock.

The total number of shares of Common Stock issued as a result of the conversion of all the Preferred Stock was 28,725,000 shares, including 7,000,000 shares issued to IMRCH and 4,375,000 shares issued to Jack Paller pursuant to the conversion of their respective shares of Series B Preferred Stock.

         In addition to the foregoing issuances and conversions, in July 1996
(i) the Company issued an aggregate of 300,000 shares of Common Stock to the Salitron Advisory Board and (ii) an aggregate of 280,000 shares of Common Stock were issued to three doctors for medical consulting services rendered. Also, an aggregate of 750,000 shares of Common Stock were issued in August and September 1996 to three outside consultants in connection with financial planning and consulting services provided to the Company. In August 1996, IMRCH transferred 550,000 shares of the Company's Common Stock held by it to two outside consultants for certain advertising and public relations services.

         The Company also issued an aggregate 15,368,820 shares of Common Stock in August 1996 to approximately 25 individuals in conversion of loans. These loans were originally made to IMRC, which then loaned the money to the Company to use for working capital. None of the individuals making the loans were officers, directors or affiliates of the Company. The terms of the loans allowed the loans to be converted into Common Stock of Biosonics held by IMRCH. In consideration of the Company's assuming the obligations under the loans, including the obligation to issue stock upon conversion of the loans, IMRCH transferred to the Company 15,368,820 shares of Biosonics Common Stock owned by IMRCH and canceled the indebtedness owed from the Company to IMRC.

         In February 1995, the Company granted to two non-employees options to purchase an aggregate of 10,000,000 shares of Common Stock at an exercise price of $.01 per share. In January and February 1996, the Company granted options to purchase an aggregate of 6,000,000 shares of Common Stock to two non-employees at a purchase price of $.02 per share. These options were issued for services performed on the Company's behalf. In May 1996, the Company granted an option to an employee to purchase 250,000 shares to an employee at an exercise price of $.05 per share. In March 1997, the Company granted options to purchase 500,000 shares of Common Stock to an individual at an exercise price of $.05 per share for services performed on the Company's behalf. Transfer of the shares issuable upon exercise of the options is subject to the registration requirements of the Act or an exemption from such requirements such as Rule 144 under the Act.

         During the quarter ended March 31, 1997, Biosonics issued Common Stock shares as follows: (i) 310,000 shares at $.05 per share for payment of financial consulting services, (ii) 12,000 shares at $.05 per share for payments to Dr. Talal as final payment for his services on the Salitron Advisory Board, (iii) 10,000 shares at $.05 per share for interest payment on one loan established in 1991; and (iv) 5,000,000 shares at $.01 per share plus 1,000,000 shares at $.02 per share were issued to two investors, respectively, in exercise of stock options, for which the Company received promissory notes in the aggregate principal amount of the purchase price of $70,000 and for which such shares are being held as collateral. In June 1997, the Company completed a private offering of 11,130,600 shares of Common Stock at $.05 per share to a limited number of accredited investors for which the Company received an aggregate of $556,530, of which $536,530 was received in cash and $20,000 of which was received in the form of promissory notes. These promissory notes were paid by the accredited investors during the first half of July 1997. Also in June 1997, one person exercised an option to purchase 500,000 shares of Common Stock at a purchase price of $.05 per share, for which the Company received a promissory note in the aggregate principal amount of $25,000 and for which such shares are being held as collateral, and one person was issued 40,200 shares of Common Stock at $.05 per share in payment for services.

         The Company believes that all shares issued during 1996 and the quarters ended March 31, 1997 and June 30, 1997 were issued in accordance with the exemption from registration under Section 4(2) of the Act by virtue of the fact that such shares were sold to a limited number of purchasers and are restricted and may not be sold except in accordance with the registration requirements under the Act or an exemption from such requirements such as Rule 144.

         Except for 500,000 shares, all of the shares issued by the Company from September 1996 through June 1997 are being registered for such persons as Selling Shareholders under this Prospectus.

         During the quarter ended December 31, 1997, the Company sold an aggregate of 1,600,000 shares to four investors at a purchase price of $.05 per share for an aggregate purchase price of $80,000. In January 1998, the Company sold 200,000 shares to one investor at a purchase price of $10,000 or $.05 per share. The Company believes that all shares issued during the quarter ended December 31, 1997 and in January 1998 were issued in accordance with the exemption from registration under Section 4(2) of the Act by virtue of the fact that such shares were sold to a limited number of purchasers and are restricted and may not be sold except in accordance with the registration requirements under the Act or an exemption from such requirements such as Rule 144. None of these shares are being registered for resale under this Registration Statement.

ITEM 27. EXHIBITS.

 EXHIBIT NO.                         EXHIBIT DESCRIPTION
      *3.1                Articles of Incorporation as amended. (Incorporated by reference to Exhibit 3.1 of Registrant's
                          Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.)

      *3.2                By-laws of Registrant, as amended. (Incorporated by reference to Exhibit 3.2 of Registrant's
                          Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.)

     **5.1                Opinion of Mark S. Haltzman & Associates.

     *10.1                Agreement between Registrant and IMRC with respect to opportunities in the field of medical technology. (Incorporated by reference to Exhibit 10 of Registrant's Annual Report on Form 10-K
                          for the year ended December 31, 1981).

     *10.2                Lease dated October 1, 1996, between Biosonics and New York Drive Associates L.L.C.
                          (Incorporated by reference to Exhibit 10.2 of Registrant's Annual Report on Form 10-K for the
                          year ended December 31, 1996.)

     *10.6                Securities Restriction Agreement dated September 30, 1987 between Registrant and International
                          Management & Research Corporation, Jack and Sarah Paller, and Henry S. Brenman.
                          (Incorporated by reference to Exhibit 10-f of Registrant's Annual Report on Form 10-K for the year ended
                          December 31, 1987).

    *10.16                Note in the amount of $250,000, dated June 27, 1989, of Biosonics, Security Agreement, dated
                          June 27, 1989, between Biosonics and Jack and Sarah Paller and Assignment of Patent as
                          Collateral Security, dated June 27, 1989, of Biosonics. (Incorporated by reference to
                          Exhibit 10.16 of Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

       *21                Subsidiaries. (Incorporated by reference to Exhibit 21 of Registrant's Annual Report on Form 10-K
                          for the year ended December 31, 1994).

    **23.1                Consent of Mark S. Haltzman & Associates (included in its opinion filed as Exhibit 5.1).

      23.2                Consent of Morris J. Cohen & Co., P.C.

-----------------

* Incorporated by reference as indicated.
**Previously filed with this registration statement.

ITEM 28. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Washington, Pennsylvania on February 12, 1998.


                                     BIOSONICS, INC.


                                     By:/s/ Jack Paller

                                        ----------------------------------------
                                        Jack Paller, President, Chairman and CEO

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the date stated.

SIGNATURE                           TITLE                                   DATE
---------                           -----                                   ----
/s/ Jack Paller        President, Chairman (principal executive        February 12, 1998
------------------     officer, principal financial
Jack Paller            officer and principal accounting
                       officer) and Director

                                  EXHIBIT INDEX

                    (Pursuant to Item 601 of Regulation S-K)

EXHIBIT NO.                 EXHIBIT DESCRIPTION
     *3.1          Articles of Incorporation as amended. (Incorporated by reference to Exhibit 3.1 of Registrant's
                   Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.)

     *3.2          By-laws of Registrant, as amended. (Incorporated by reference to Exhibit 3.2 of Registrant's
                   Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.)

    **5.1          Opinion of Mark S. Haltzman & Associates.

    *10.1          Agreement between Registrant and IMRC with respect to opportunities in the field of medical technology. (Incorporated by reference to Exhibit 10 of Registrant's Annual Report on Form 10-K
                   for the year ended December 31, 1981).

    *10.2          Lease dated October 1, 1996, between Biosonics and New York Drive Associates L.L.C.
                   (Incorporated by reference to Exhibit 10.2 of Registrant's Annual Report on Form 10-K for the
                   year ended December 31, 1996.)

    *10.6          Securities Restriction Agreement dated September 30, 1987 between Registrant and International
                   Management & Research Corporation, Jack and Sarah Paller, and Henry S. Brenman. (Incorporated
                   by reference to Exhibit 10-f of Registrant's Annual Report on Form 10-K for the year ended
                   December 31, 1987).

   *10.16          Note in the amount of $250,000, dated June 27, 1989, of Biosonics, Security Agreement, dated
                   June 27, 1989, between Biosonics and Jack and Sarah Paller and Assignment of Patent as Collateral
                   Security, dated June 27, 1989, of Biosonics. (Incorporated by reference to Exhibit 10.16 of
                   Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

      *21          Subsidiaries. (Incorporated by reference to Exhibit 21 of Registrant's Annual Report on Form 10-K
                   for the year ended December 31, 1994).

   **23.1          Consent of Mark S. Haltzman & Associates (included in its opinion filed as Exhibit 5.1).

     23.2          Consent of Morris J. Cohen & Co., P.C.

---------------

*  Incorporated by reference as indicated.
** Previously filed with this registration statement.